As filed with the Securities and Exchange Commission on December 17, 1996

                      Registration Statement No. 333-10051

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ______________________

                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                                   ON FORM S-1
                            REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ______________________

                                GEOGRAPHICS, INC.
                 (Name of Small Business Issuer in its Charter)
                              ______________________

Wyoming                                  2678                      87-0305614
(State or other juris-            (Primary Standard            (I.R.S. Employer
diction of incorporation          Industrial Classifi-       Identification No.)
or organization)                  cation Code Number)
                              ______________________

       1555 Odell Road
       Blaine, Washington 98231                     1555 Odell Road
        (360) 332-6711                        Blaine, Washington 98231
       (Address and telephone                (Address of principal place
       number of principal                 of business or intended principal
       executive offices)                       place of business)
                              ______________________

                                  Ronald Deans
                                Geographics, Inc.
                                 1555 Odell Road
                            Blaine, Washington 98231
                                 (360) 332-6711
            (Name, address and telephone number of agent for service)

                              ______________________

                                 WITH COPIES TO:

                            James M. Schneider, Esq.
                               Gayle Coleman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33331
                                 (954) 763-1200


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is to be filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering:
[ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
Title of                                             Proposed               Proposed
Each Class                                           Maximum                Maximum
of Securities                       Amount           Offering               Aggregate            Amount of
to be                               to be            price                  Offering             Registration
Registered                          Registered       per Share(1)           Price(1)             Fee
--------------------------------------------------------------------------------------------------------------
Common Stock
no par value)(2)                       1,268,293          $3.22           $4,083,903.50             $1408.25

Common Stock
Purchase Warrants                      1,268,293          $.001               $1,268.30                 $.44

Common Stock
issuable under
Warrants(2)(3)                         1,268,293          $3.32           $4,083,903.50             $1408.25

Common Stock
Purchase Warrants(4)                     126,828          $.001                 $126.83                 $.04

Common Stock(3)(5)                       126,828          $3.22             $408,387.00              $140.83

Common Stock(3)(6)                       126,828          $3.22             $408,387.00              $140.83

TOTAL                                                                                              $3,098.64
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(C) under the Securities Act of 1933, as amended.

(2) The price with respect to 1,268,293 shares was estimated and based on the average of the high and low sale price for the Common Stock, no par value per share (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System on August 7, 1996 which was $3.22. The price with respect to 1,268,293 shares additionally registered was estimated and is based on the average of the high and low sale price on August 7, 1996.

(3) Represents shares issuable upon exercise of the Common Stock Purchase Warrants registered hereby together with such additional indeterminate number of shares as may be issued under such Warrants by reason of the anti-dilution provisions contained therein.

(4) Represents shares issuable upon exercise of 6.5 units issued to the Company's placement agents in connection with a private offering (the "May 1996 Offering") of certain of the Company's securities completed in May 1996, together with such additional indeterminate number of shares as may be issued upon exercise of such units by reason of the anti-dilution provisions contained therein. Each unit consists of 19,512 shares of Common Stock and Warrants to purchase 19,512 shares of Common Stock at $4.25 per Share.

(5) Represents warrants issuable upon the exercise of certain units issued to the Company's placement agents in connection with the May 1996 Offering.

(6) Represents shares issuable upon the exercise of the Common Stock Purchase Warrants included within the placement agents' Unit Purchase Warrants in connection with the May 1996 Offering, together with an indeterminate number of shares as may be issued upon exercise of such Warrants by reason of the anti-dilution provisions contained therein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                GEOGRAPHICS, INC.

               Cross Reference Sheet for Prospectus Under Form S-1

         FORM S-1 ITEM NO. AND CAPTION                     CAPTION OR LOCATION IN PROSPECTUS
 1.      Forepart of the Registration                       Cover Page; Cross Reference
         Statement and Outside                              Sheet; Outside Front Cover
         Front Cover of Prospectus                          Page of Prospectus

 2.      Inside Front and Outside Back                      Inside Front and Outside Back
         Cover Pages of Prospectus                          Cover Pages of Prospectus

 3.      Summary Information, Risk                          Prospectus Summary; Risk Factors
         Factors and Ratio of Earnings
         to Fixed Charges

 4.      Use of Proceeds                                    Use of Proceeds

 5.      Determination of Offering                          Cover Page; Risk Factors
         Price

 6.      Dilution                                           Not Applicable

 7.      Selling Security Holders                           Cover Page; Sales by Selling Security
                                                            Holders
 8.      Plan of Distribution                               Outside Front Cover Page of Pros-
                                                            pectus; Sales by Selling Security
                                                            Holders

 9.      Description of Securities to                       Description of Securities;
         be Registered                                      Sales by Selling Security Holders

10.      Interest of Named Experts                          Legal Matters; Experts
         and Counsel

11.      Information with Respect                           The Company; Selected Financial
         to the Registrant                                  Information; Management's; Discussion
                                                            and Analysis of Financial
                                                            Condition and Results of Operations;
                                                            Management; Executive Compensation;
                                                            Management - Principal Stockholders

12.      Disclosure of Commission                           Management - Indemnification of Officers
         Position on Indemnification                        and Directors
         For Securities Act Liabilities

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                Preliminary Prospectus Dated December 17, 1996
                              Subject to Completion


                                GEOGRAPHICS, INC.

                      2,790,242 SHARES OF COMMON STOCK AND
                    1,395,121 COMMON STOCK PURCHASE WARRANTS

There are 2,790,242 shares of Common Stock, no par value per share ("Common Stock" or "Shares") of Geographics, Inc. (the "Company") and 1,395,121 Common Stock Purchase Warrants (the "Warrants") of the Company being offered by certain stockholders of the Company (the "Selling Security Holders"), if at all, on a delayed basis, including Shares issuable upon the exercise of the Warrants. An aggregate of 1,395,121 shares of Common Stock, along with Warrants to purchase 1,395,121 Shares were acquired by certain of the Selling Security Holders in a private placement during the first quarter of the Company's 1996 fiscal year at $100,000 per unit (the "Unit")(each Unit consisting of 19,512 shares of Common Stock and Warrants to purchase 19,512 Shares at $4.25 per Share), and the balance of the shares of Common Stock were issued or will be issued upon exercise of the Warrants at $4.25 per Share. (The shares of Common Stock, the Warrants and the Shares issuable upon the exercise of the Warrants are sometimes collectively referred to as the "Securities"). See "Sales by Selling Security Holders" and "Description of Securities."


The Company's Common Stock is traded on the National Market System ("NMS") of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") under the symbol "GGIT" and on the Toronto Stock Exchange under the symbol "GGI." On December 13, 1996, Common Stock on the Nasdaq NMS was $4.56 and on the Toronto Stock Exchange was Cdn$6.00. There can be no assurances that a substantial trading market for its Common Stock will develop or be sustained in the future. At September 30, 1996, the tangible book value of the Company's Common Stock was approximately $1.81 per share. Accordingly, it is likely that the purchasers in this offering will incur an immediate and substantial dilution from the purchase price of their shares of Common Stock. See "Price Range of Common Stock."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ___________, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  POTENTIAL
PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN
AFFORD A LOSS OF THEIR ENTIRE INVESTMENT HEREIN. SEE "RISK FACTORS DESCRIBED ON PAGES 10-16."

The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Securities offered hereby from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices. The Company will not receive any of the proceeds from the sale of the Securities offered hereby except upon exercise of the Warrants. In connection with such sales, the Selling Security Holders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933. See "Use of Proceeds" and "Sales by Selling Security Holders."

All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by the Company. Brokerage commissions, if any, directly attributable to the sale of the Shares will be borne by the Selling Security Holders.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holders. The Company has informed the Selling Security Holders that the anti-manipulative rules under the Exchange Act of 1934, Rules 10b-6 and 10b-7, may apply to their sales in the market and has furnished the Selling Security Holders with a copy of these rules. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov).

The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Geographics, Inc., 1555 Odell Road, Blaine, Washington 98231, Telephone (360) 332-6711.

                               PROSPECTUS SUMMARY


         The following is intended to summarize more detailed information and financial statements and notes thereto which are set forth more fully elsewhere in this Prospectus or incorporated herein by reference and, accordingly, should be read in conjunction with such information. Unless otherwise indicated, all figures contained herein are stated in U.S. Dollars. As of December 13, 1996, the Canadian exchange rate was equal to $.735 per U.S. dollar.


THE COMPANY

         The Company, incorporated in 1974 as a Wyoming corporation, is engaged in the development, manufacturing, marketing and distribution of designer stationery, "value added papers", lettering, signage, stencil and graphic art products throughout the United States, Canada, Australia, Europe, Israel and Mexico. "Value added paper" is paper on which photographs and art images have been applied during a printing process and then cut to size and includes, for example, printed business cards, brochures, letterhead, memo pads and paper cubes. The products manufactured by the Company are divided into two major product groups: (1) specialty papers and (2) lettering and signage. The specialty papers group is comprised primarily of designer stationery and other value added papers. The lettering and signage group manufactures and distributes rub-on and stick-on lettering, stencils, electronic moving message signs, ADA (Americans with Disabilities Act) signs in Braille, and other signage products. Most of the Company's marketing and sales efforts are performed by the Company's wholly owned subsidiary, Geographics Marketing Canada Inc. and its marketing and sales efforts in Europe is operated through Geographics (Europe) Limited.

         The Company expects to concentrate its efforts on marketing its designer stationeries and value added papers throughout North America since the majority of mass merchandise chains, computer retailers and department stores do not carry designer stationery or valued added paper. Additionally, the Company intends to diversify its product line which has, in the past, been focused on lettering and signage products. During fiscal year 1997, the Company will be introducing educational and motivational products to be sold through the Company's existing distribution channels and be introduced in new markets. The Company will also continue to add complementary paper products to its existing paper product line.

         In addition to expanding its product line, the Company believes that foreign markets may provide additional growth opportunities, and will explore expanding it marketing efforts in Asia and the Pacific Rim countries.


The Company's administrative office is located at 1555 Odell Road, Blaine, Washington 98231 (telephone no. 360/332-6711; telecopier no. 360/332-6352). The Company's fiscal year end is March 31.

THE OFFERING AND OUTSTANDING SECURITIES

Common Stock Outstanding
     at December 13, 1996.................................    9,416,877 shares of Common
                                                              Stock(1)


Common Stock Offered
     by Selling Security
     Holders..............................................    2,790,242 shares of Common
                                                              Stock(2)

Warrants Offered
  by Selling Security
  Holders.................................................    1,395,121 Warrants

Common Stock issued in a
     private placement completed
     in May 1996..........................................    1,395,121 shares of Common
                                                              Stock(3)

Warrants issued in a private
   placement completed in
     May 1996.............................................    Warrants to purchase 1,395,121
                                                              shares of Common Stock(3)

Proceeds to be received upon
     Exercise of Warrants
   Offered by Selling Security
   Holders................................................    $5,929,264.25

Risk Factors..............................................    Investment in these securities
                                                              involves a high degree of risk.
                                                              See "Risk Factors."

Nasdaq NMS and Toronto Exchange
Symbols, respectively(6)
Common Stock..............................................    GGIT, GGI
Warrants..................................................    GGIW, GGW
--------------------

(1) As of December 13, 1996, the Company had 9,416,877 shares of Common Stock outstanding, including 1,268,293 shares of Common Stock issued upon completion of the "May 1996 Offering". Does

                                        6


         not include (i) 126,828 shares of Common Stock issuable to the placement agent upon receipt of $5.125.; (ii) 1,395,121 shares issuable upon the exercise of the Warrants, which are a part of this offering;
         (iii) 174,500 shares underlying options to purchase up to 174,500 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$4.15 from July 30, 1998, to October 10, 2000; and (iv) warrants to purchase 24,000 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$6.63 from April 15, 1998 to January 23, 1999.

(2) Includes 1,395,121 shares of Common Stock to be issued upon the exercise of up to 1,395,121 Warrants on or prior to June 1, 1999 at $4.25 per Share (for an aggregate of $5,929,264.25).

(3) Includes 126,828 shares of Common Stock underlying units issued to placement agents in connection with the private offering completed by the Company completed in May 1996 (the "May 1996 Offering") of certain of the Company's securities. Each unit (the "Unit") consists of 19,512 Shares of Common Stock and Warrants to purchase 19,512 Shares at $4.25 per Share.

(4) Includes 1,395,121 shares issuable upon the exercise of the Warrants on or prior to June 1, 1999 at $4.25 per Share (for an aggregate of $5,929,264.25), which are a part of this offering. Does not include (i) 174,500 shares underlying options to purchase up to 174,500 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$4.15 from July 30, 1998 to October 10, 2000; and (ii) warrants to purchase 24,000 shares of Common Stock at prices ranging from Cdn$1.05 to Cdn$6.63 from April 15, 1998 to January 23, 1999. The exchange rate at December 13, 1996 was $.735 equals Cdn$1.00.

(5) The Company intends to apply for inclusion of its Warrants on Nasdaq at such time as it meets Nasdaq requirements.



Inclusion on Nasdaq does not imply that an established trading market will develop or be sustained for the Common Stock or the Warrants.


                          SUMMARY FINANCIAL INFORMATION

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following table sets forth certain summary financial information. The summary statement of operations data for the years ended March 31, 1996, 1995 and 1994 are derived from the Consolidated Financial Statements of the Company, which have been audited by Moss Adams LLP, independent certified public accountants. The summary statement of operations data for the six months ended
September 30, 1996 and 1995 and the summary balance sheet data as of September
30, 1996 and 1995 have been derived from the unaudited consolidated statements of the Company. The Consolidated Financial Statements for the periods indicated above,and the report thereon, appear elsewhere in this Prospectus. The data in such tables should be read together with "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations" and the Consolidated Financial Statements and the notes thereto, appearing elsewhere herein.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                       SIX  MONTHS
                                    ENDED SEPTEMBER 30                      YEAR ENDED MARCH 31
                                  ---------------------               ----------------------------
                                       1996              1995             1996                1995                1994
                                       ----              ----             ----                ----                ----
Operating revenues                    $13,029,743      $10,093,834       $22,613,635        $10,186,136         $6,900,875
Net income(loss)
    attributable to
    Common Stock(loss)                   519,283          582,741          1,232,024            747,742         (1,241,518)
Net income per
    average common share
    outstanding                              .06              .09                .19                .16               (.28)
Weighted average
    shares outstanding                 9,199,419        7,132,239          6,606,499          4,549,101          4,424,535
----------------


BALANCE SHEET DATA:
                                        September 30           March 31                March 31             March 31
                                           1996                 1996                    1995                 1994
                                           ----                 ----                    ----                 ----

Working capital                          $11,616,338           $5,831,031             $1,836,436           $869,651
Total assets                              31,902,158           24,738,041             10,614,673          6,788.067
Long Term debt                             4,665,842            3,690,360              3,519,948          3,083,818
Stockholders' equity                      17,052,631            9,989,852              2,803,341          1.471.514

                                  RISK FACTORS

         The securities offered hereby involve certain elements of risk. It is impossible to foresee and describe all the risks and business, economic and financial factors which may affect the Company. Prospective investors should carefully consider the risk and investment factors, as well as other matters set forth elsewhere in this Prospectus, before making an investment in the Company.

MANAGEMENT OF GROWTH. The Company has experienced substantial growth in recent years with revenues and net income increasing substantially during this time. There can be no assurance that such growth will continue. While management has successfully managed such growth to date and the Company's infrastructure has been sufficient to support such growth, there can be no assurances that, if such growth continues, that the Company's infrastructure will continue to be sufficient to support a larger enterprise.


CUSTOMER CONCENTRATION. During the years ended March 31, 1996 and 1995 the Company's three largest customers, including Office Depot, Inc. Office Max, Inc., and Martin Distribution, accounted for approximately 77% and 59% of the Company's sales. See "The Company--Business Concentration." For the six months ended September 30, 1996, the Company's three largest customers, including Office Deport, Inc., Office Max, Inc. and Business Depot accounted for approximately 60% of the Company's sales. Accordingly, the loss of any one or more of such customers could have a material adverse effect on the Company. Office Depot, Inc., the Company's largest customer has announced intentions to merge with Staples, Inc. While the Company currently sells to Staples of Canada (Business Depot) through its distributor, Geographics Marketing Canada, Inc., Staples is not a customer of the Company's domestic operations. Management cannot, at this time, estimate what impact the merger will have upon the future sales of the Company and in particular, its relationship with Office Depot, Inc. Moreover, because Office Depot, Inc. can terminate its arrangements with the Company at-will,the Company may have no prior notice of such intentions, which could have a material adverse affect on the Company's productions, revenues and cash flows. See "Business--Customer Concentration."

As a result of the concentration occurring in the office supply industry in which the major office megastores are accounting for a greater percentage of industry-wide sales, it is anticipated that an increasing number of the smaller outlets and retail stores will discontinue operations in the years ahead. While the Company anticipates that certain of such sales will be transferred to the larger megastores to which the Company currently supplies its products, there can be no assurance that any loss of sales to smaller outlets and retail stores will be replaced in this manner.


CHANGING CONSUMER PREFERENCES AND INTERESTS. Sales of the Company's products are in part, dependent upon designs and configurations developed by the Company for such products. While the Company believes that its designs, configurations and related artwork have received substantial acceptance by the consuming public, there can be no assurances that consumers and other purchasers of these materials will continue to favor the Company's products in light of the constant shifting that occurs with regard to consumer preferences and interests.

FLUCTUATIONS OF QUARTERLY RESULTS; SEASONALITY. Most of the Company's customers order products for immediate delivery. Accordingly, a substantial amount of the Company's net sales in each quarter results from orders received in that quarter. The Company's net sales and operating results may, therefore, vary significantly as a result of, among other things, volume and timing of orders received during the quarter, variations and sales mix, and delays in production schedules. Accordingly, the Company's historical financial performance is not necessarily a meaningful indicator of future results and, in general, management expects that the Company's financial results may vary materially from period to period. A significant portion of the Company's customer orders are placed between August and October of each year in anticipation for shipment during the Company's third fiscal quarter (Christmas period). As a result, the Company has experienced and is expected to continue to experience seasonal fluctuations in its operating results based on such purchasing patterns.

COMPETITION. While the Company believes it has the largest market share in the lettering and signage phase of its operations, the Company is a less significant factor in the specialty papers industry which represents the second major product group provided by the Company. In this phase of the industry, there are several companies with total annual sales inclusive of their entire business of in excess of $1 billion who compete in the value-added paper business, including Avery/Dennison and Rediform. Such organizations have greater operations and more significant financial, marketing and human resources capacities than the Company, which may provide such competitors with competitive advantages, including economies of scale and scope. No assurance can be given that the Company will successfully compete in any market in which it conducts or may conduct operations.

TECHNOLOGY CHANGES AFFECTING PRODUCTS. The design and manufacture of production equipment has undergone and continues to undergo rapid and significant technological change. In particular, developments in the software industry may afford customers and consumers with the ability to produce paper products which offer quality characteristics comparable with that provided by the Company. The Company's business is, to a significant degree, dependent on the enhancement of its current products and development of new products. Product development and enhancement involve substantial expenditures and a high degree of risks, and there is no assurance that product development efforts of the Company will be successful, will have sufficient utility or will be superior to efforts by others, including current customers and consumers of the Company's products. In addition, there can be no assurances that future technological developments will not render existing or proposed products of the Company uneconomical or obsolete, or that the Company will not be adversely affected by competition or by the future development of commercially viable products by others.

MAINTENANCE OF LARGE INVENTORY OF PRODUCTS. As of September 30, 1996, the Company maintained an inventory of lettering and signage and specialty papers of $13,275,929. While the Company believes that the maintenance of an extensive inventory provides the Company with substantial flexibility in responding to incoming orders, enhances the Company's reputation as a major supplier in the industry and offers certain economies of scale in the Company's purchasing program, the maintenance of an extensive inventory requires a substantial outlay of funds which may not be recovered for extensive periods of time. In addition, the Company has generally observed that raw materials prices which it is required to pay, change more rapidly than the Company is able to charge to its customers inasmuch as price changes are generally subject to negotiations between the Company and its customers. Consequently, the Company may be required to absorb price increases on raw materials before the Company is able to pass through such charges to its customer base. In addition, to the extent that purchasing preferences of the Company's customers change and evolve, such inventory may become less desirable, which may require the Company to dispose of such inventory on an unprofitable basis, even if such disposition contributes to cash flow. In the event the Company were unable to recover a substantial portion of its investment in its inventory, there would be a material adverse effect on the Company's operations.

FOREIGN EXCHANGE AND INTERNATIONAL TRADE. The Company is selling a greater proportion of its products in markets other than the United States and Canada. At the present time, management estimates that approximately 14% of its sales are to customers in non-domestic markets. Fluctuations in currency exchange rates with the U.S. Dollar could have a material adverse effect on the Company's operations. In addition, various import, export, tariff and other trade barriers may be imposed in other countries could also have a material adverse effect on the Company's business.

POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company believes that the net proceeds from its recently completed private financing, in addition to funds generated from operations, will enable the Company to satisfy its anticipated financing needs for the foreseeable future. However, the Company may still be required to secure additional financing in the future in order to effectively manufacture and market its products. In addition, the Company may need to secure public financing in order to continue to develop its market and expand its operations. In the event that the Company needs additional equity or debt financing, there can be no assurance that such financing will be available when needed, or, if available, that it will be on terms acceptable to the Company or in the interest of its shareholders.


CONTROL OF THE COMPANY BY MANAGEMENT. As of December 13, 1996, members of the Deans family own slightly in excess of 17% of the outstanding shares of Common Stock of the Company, which, among other factors, may enable them to elect the Company's entire Board of Directors for the foreseeable future. Such concentration of ownership could limit the price that certain investors might be willing to pay in the future for shares of Common Stock, and could have the effect of making it more difficult for a third party to acquire control of the Company.

DEPENDENCE ON KEY PERSONNEL. At the present time, the Company is highly dependent on the continued services of Ronald S. Deans, Mark G. Deans and R. Scott Deans, who serve as the Company's principal executive officers as well as directors of the Company. The Company has key man insurance on the lives of each of Mark G. Deans and R. Scott Deans in the respective amounts of approximately $800,000 and $560,000. There can be no assurances that the Company will be able to replace any of these key executives in the event their services become unavailable.

ARBITRARY EXERCISE PRICE OF THE WARRANTS. The exercise price of the Warrants were determined by the Company, taking into consideration the Company's current financial condition and prospects, market price of the Company's Common Stock, and the general condition of the securities market, but do not necessarily bear any relationship to the Company's assets, book value, earnings or other established criterion of value.

STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants have the right to exercise the Warrants only if the underlying Common Stock are qualified, registered or exempt for sale under applicable securities laws of the states in which the various holders of the Warrants reside. The Company cannot issue shares of Common Stock to holders of the Warrants in states where such shares are not qualified, registered or exempt. The Company has undertaken, however, to qualify or register such shares (or to secure an exemption for their issuance) in the following states: California, Massachusetts, Michigan, New York, Texas, and Washington. See "Description of Securities - Warrants."

REDEMPTION OF THE WARRANTS. Commencing December 1, 1996, the Company may redeem the Warrants at a price of $.05 per underlying share provided the closing price of the Company's Common stock is in excess of $10.00 per share for 10 consecutive trading day period immediately prior to the notice provided by the Company. The Company's exercise of this right would force a holder of Warrants to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when the holder might otherwise wish to hold the Warrants for possible additional appreciation, or to accept the repurchase price, which is likely to be substantially less than the market value of the Warrants in the event of a repurchase call. Holders who do not exercise their Warrants prior to the repurchase will forfeit their right to purchase the shares of Common Stock underlying the Warrants. See "Description of Securities -- Warrants."

NECESSITY TO MAINTAIN CURRENT PROSPECTUS. The shares of Common Stock issuable upon the exercise of the Warrants have been have been registered with the Commission. The Company will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon the exercise of the Warrants. The Company has undertaken to make such filings and to use its best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not filed or does not become effective or is not maintained, the holders of the Warrants may be prevented from exercising their Warrants. See "Description of Securities - Warrants."

EXISTENCE OF WARRANTS AND OPTIONS; POSSIBLE DILUTION. Assuming the exercise of the Warrants, there will still be outstanding options to purchase up to 174,500 shares of Common Stock of the Company exercisable at prices ranging from Cdn$1.00 to Cdn$4.15 per share and warrants to purchase up to 24,000 shares of Common Stock at prices ranging from Cdn$1.05 to Cdn$6.63 per Share. In the event that the outstanding warrants and options are exercised, they may have certain dilutive effects because the holders will be given the opportunity to profit from a rise in the market price of the underlying shares. The terms on which the Company could obtain additional capital during the life of such warrants may be adversely affected because the holders may be expected to exercise them at a time when the Company might otherwise be able to obtain comparable additional capital in a new offering of securities at a price per share greater than the exercise price of such options and warrants. See "Description of Securities."

NO DIVIDENDS ANTICIPATED TO BE PAID. The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, the capital requirements of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company, and that cash dividends will not be paid to common stockholders. See "Dividend Policy."

IMMEDIATE SUBSTANTIAL DILUTION TO PURCHASERS IN THIS OFFERING. Initial purchasers of the Common Stock of the Company offered hereby will incur an immediate and substantial dilution from the purchase price of their shares. As of September 30, 1996, the net tangible book value of the Company's Common Stock was approximately $1.81 per share.


POSSIBLE RESALES OF SECURITIES BY CURRENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET. As of December 13, 1996, there were 9,416,877 shares of the Company's Common Stock outstanding 1,446,123 of which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 as amended, (the "Securities Act"), inclusive of shares being registered pursuant to this Registration Statement of which this Prospectus is a part. Such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of two years may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock covered by the Registration Statement of which this Prospectus is a part, as well as such subsequently filed registration statement, could also have a depressive effect on the market price of the Company's Common Stock. See "Certain Market Information."

LIMITED MARKET FOR THE COMPANY'S WARRANTS; POSSIBLE VOLATILITY OF SECURITIES PRICES. There is currently a trading market for the Common Stock of the Company, however there is currently no trading market for the Warrants. The Common Stock of the Company trades on the Nasdaq NMS under the symbol "GGIT" and on the Toronto Stock Exchange under the symbol "GGI", both exchanges which are limited markets and subject to certain restrictions and limitations. There can be no assurance that a substantial trading market will be sustained for the Common Stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public or recently listed companies indicates that, from time to time, there may be significant volatility in the market price of the Company's securities because of factors unrelated, as well as related, to the Company's operating performance. See "Price Range of Common Stock" and "Certain Market Information."

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS; POSSIBLE FAILURE TO QUALIFY FOR NASDAQ SMALLCAP MARKET LISTING. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5 per share, subject to certain exceptions. The shares of Common Stock, offered hereby may be deemed to be "penny stocks" and thus will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock is listed on the NASDAQ National Market or the NASDAQ SmallCap Market. There can be no assurance that the Company will continue to be able to satisfy the listing criteria of the NASDAQ National Market, or if, necessary, the NASDAQ SmallCap Market or that its Shares will continue to trade for $5 or more per security after the Offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in a secondary market. Additionally, if the Company becomes unable to meet the listing criteria (either initially or on a continued basis) of the NASDAQ National Market or SmallCap Market or becomes delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock may be adversely impacted. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

                       PRICE RANGE OF COMMON STOCK

The Company's Common Stock is traded on the Nasdaq NMS under the symbol "GGIT" and on the Toronto Stock Exchange under the symbol "GGI." The Company's common stock commenced trading on the OTC Bulletin Board on May 5, 1995, on the Nasdaq NMS on March 8, 1996, and on the Toronto Stock Exchange on February 20, 1989. The following table sets forth the high and low bid quotations for the Common Stock for the periods indicated. These quotations reflect prices between dealers, do not include retail mark-ups, mark-downs or commission and may not necessarily represent actual transactions.

Quarter           Toronto Exchange   OTC Bulletin Board        Nasdaq
ENDED             HIGH     LOW       HIGH         LOW        HIGH    LOW
-----             ----     ---       ----         ---        ----    ---

6/30/93       Cdn$1.85     Cdn$.90     -           -           -       -
9/30/93       1.75         1.00        -           -           -       -
12/31/93      1.25         1.00        -           -           -       -
3/31/94       1.35         1.05        -           -           -       -

6/30/94       Cdn$1.70     Cdn$1.05    -           -           -       -
9/30/94       1.20          .90        -           -           -       -
12/31/94      1.05          .80        -           -           -       -
3/31/95       1.95          .80        -           -           -       -

6/30/95       Cdn$2.25     Cdn$1.74  $1.88       $1.13         -       -
9/30/95       4.60         2.00       3.44        1.45         -       -
12/31/95      7.10         4.00       5.38        3.00         -       -
3/31/96(1)    8.75         6.10       6.13        4.63       $6.25   $4.50

6/30/96       Cdn$9.00     Cdn$6.59    -          -          $6.94   $4.75
9/30/96       7.30         4.25                               5.69    3.00
10/1/96-
12/13/96      6.00         3.75                               4.56    2.88
---------

As of December 13, 1996, there were 273 holders of record of the Common Stock of the Company. The closing bid price on the Nasdaq National Market System at December 13, 1996 was $4.56.


The Company currently intends to retain all earnings for working capital to support growth, to reduce outstanding indebtedness and for general corporate purposes. The Company, therefore, does not anticipate paying any dividends in the foreseeable future. The Company did not pay dividends during the three years ended March 31, 1996.

                                 DIVIDEND POLICY

         The Company believes that factors such as announcements of developments related to the Company's business, fluctuations in the Company's operating results, sales of securities of the Company into the marketplace, general conditions in the designer stationery and specialty paper industry, paper prices, the worldwide economy, an outbreak of hostilities, a shortfall in revenue or earnings from or changes in analysts' expectations, announcements of technological innovations or new products or enhancements by the Company or its competitors, developments in the Company's relationships with its customers, suppliers and employees, could cause the price of the Company's Common Stock to fluctuate, perhaps substantially. In addition, in recent years, the stock market in general, and the market for shares of small capitalization stocks in particular, including the Company's, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Many companies, including the Company, have recently experienced historical highs in the market price of their common stock. There can be no assurance that the market price of the Company's Common Stock will not continue to experience significant fluctuations in the future, including fluctuations that are unrelated to the Company's performance.

                                 CAPITALIZATION

The following table sets forth the actual capitalization of the Company at September 30, 1996 and as adjusted to give effect to the exercise of Warrants.

                                                   AT SEPTEMBER 30, 1996
                                       -----------------------------------------
                                       ACTUAL                     AS ADJUSTED(*)
                                       ------                     --------------
Stockholders' equity:
      Common Stock, no par value
      per share; 10,000,000 shares
      authorized; 9,412,877 shares
      issued and outstanding; and
      10,934,826 shares to be
      outstanding, assuming
      exercise of Warrants offered
      hereby                           $16,159,408                 $22,738,666

Retained earnings                         $889,067                    $889,067
Notes due from
officers                                $1,000,000                  $1,000,000
Total stockholders'
 equity.                               $17,052,631                 $23,627,733
Notes payable and
 total stockholders'
 equity                                $18,052,631                 $24,627,733
_____________

(*) Adjusted to reflect the exercise of 1,395,121 Warrants (offered by the Selling Security Holders) into Common Stock at $4.25 per Share, resulting in gross proceeds of approximately $5,929,264.25. Also includes the issuance of 126,828 additional Shares at $5.125 to the Company's placement agent, resulting in additional gross proceeds of $649,994.
                                       18

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Stock for the accounts of the Selling Security Holders. There is included in the Registration Statement, of which this Prospectus is a part, 1,395,121 shares of Common Stock underlying warrants issued in connection with the Company's private placement completed in May 1996. If all of the warrants issued in connection with the Company's private placement, completed in May 1996, were exercised in their entirety at an exercise price of $4.25 per Share, the Company would receive proceeds of approximately $5,929,264.25. Inasmuch as the Holders of all of the aforementioned Warrants have no obligation to exercise such Warrants, the Company is not in a position to evaluate when and if such derivative securities will ever be exercised and the amount of proceeds that may be realized therefrom. Accordingly, the Company is not able to allocate at this time the proceeds that may be received from the exercise of such derivative securities, and any proceeds realized will be utilized for reduction of short-term debt. To the extent the proceeds of such exercise are not used immediately, they will be invested in certificates of deposit, savings deposits, other interest bearing instruments or will be left in the checking accounts of the Company.


                      SELECTED CONSOLIDATED FINANCIAL DATA

         The financial data included in the following table has been selected by the Company and has been derived from the consolidated financial statements for the periods indicated. The following financial data should be read in conjunction with the Company's Consolidated Financial Statements and related
Notes and Management's Discussion and Analysis of Financial Condition and
Results of Operations included elsewhere herein.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                     SIX MONTHS ENDED SEPTEMBER 30
                                                   -------------------------------
                                                          1996            1995
                                                          ----            ----
Operating revenues                           $13,029,743                     $10,093,834
Net income (loss)
     attributable to
     Common Stock                               519,283                         582,741
Net income per (loss)
     average common share
     outstanding                                    .06                             .09
Weighted average
     shares outstanding                       9,199,419                       7,132,239


                                                         YEAR ENDED MARCH 31,
                                   -----------------------------------------------------------------------------------------
                                       1996                1995              1994              1993(1)         1992(2)(3)
                                       ----                ----              ----              -------         ----
Operating revenues                     $22,613,635         $10,186,136        $6,900,875        $5,373,595        $3,880,228
Net income (loss)
    attributable to
    Common Stock                         1,232,024             747,742        (1,241,518)          269,089          (180,944)
Net income (loss) per
    average common share
    outstanding                                .19                 .16              (.28)              .06              (.06)
Weighted average
    shares outstanding                   6,606,499           4,549,101         4,424,535         4,231,729         3,231,729

BALANCE SHEET DATA:
                                                                 September 30, 1996
                                                                 ------------------
Working capital                                                      $11,616,338
Total assets                                                          31,902,158
Long Term debt                                                         4,665,842
Stockholders'
  equity                                                              17,052,631

                                                         YEAR ENDED MARCH 31,
                                       -------------------------------------------------------------------------------------
                                         1996                1995              1994              1993(1)         1992(2)(3)
                                         ----                ----              ----              -------         ----------
Working capital                         $5,831,031          $1,836,436           $869,651       $1,998,656          $770,698
Total assets                            24,738,041          10,614,673          6,788,067        5,358,937         5,336,137
Long-term debt                           3,690,360           3,519,948          3,083,818        2,070,572         1,510,770
Stockholders'
  equity                                 9,989,852           2,803,341          1,471,514        2,518,695         1,747,712

(1) As restated - The financial statements for FY 1993 have been restated to reflect the expenses of product display racks and a reduction in the carrying value of inventory and investments in partnerships.

(2) As adjusted - Although the financial statements for fiscal 1992 have not been restated or reissued to reflect the effects of expensing product display rack costs or for the reduction in the carrying value of investments in partnerships, the selected financial data presented herein for 1992 has been adjusted to retroactively reflect the impact of these changes which were effective in fiscal year 1994.

(3) As restated - The financial statements for fiscal 1992 have been previously restated to reflect a reorganization, to apply changes in methods of accounting and to correct certain errors.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of the Company and the Notes thereto appearing elsewhere on this Report.

GENERAL

         Geographics, Inc. was incorporated in 1974 and has primarily been a manufacturer of stick-on letters, nub-on letters, stencils and other signage products. The Company has significantly increased the scope of its operations with the development of "Geopaper" in 1992. Geopaper is a designer stationery or image paper with art or photo images printed on the paper. The Company began retooling and expanding facilities to facilitate the manufacture, warehouse and distribution of Geopaper products.

         Geopaper sales represented 65% of total sales in 1996, 21% of total sales in 1995 and 3% of total sales in 1994. Besides increasing as a percentage of sales, Geopaper sales were also responsible for significant increases in total Company sales. During 1996, Company sales increased 122% to $22,613,635 from $10,186,136 in 1995. During 1995, Company sales increased 48% to
$10,186,136 from $6,900,875 in 1994.

RESULTS OF OPERATIONS

         The following table sets forth the percentages which the items in the Company's consolidated statements of income bear to net sales for the periods indicated:

                                                           SIX MONTHS                               FISCAL YEAR
                                                        ENDED SEPTEMBER 30                         ENDED MARCH 31
                                                        1996            1995                1996         1995         1994
                                                        ----            ----                ----         ----         ----
STATEMENTS OF INCOME DATA:
    Net sales                                          100.0%          100.0%              100.0%       100.0%       100.0%
    Cost of sales                                       59.9            61.2                61.2         57.7         63.2
                                                        ----            ----               -----        -----         ----
        Gross margin                                    40.1            38.8                38.8         42.3         36.8

    Selling, general and
    administrative expenses                             30.8            25.8                25.4         28.2         45.1
    Amortization of goodwill                              .0             1.6                  .7          6.3          6.9
                                                       -----           -----               -----        -----        -----
        Income(loss) from operations                     9.3            11.4                11.1          7.8        (15.2)
    Other income                                          .0              .9                  .6           .0          2.9
    Interest expense                                    (3.0)           (3.6)               (3.5)        (4.5)        (5.2)
                                                       -----          ------              ------       ------       ------
        Other income (expense)                          (3.0)           (2.7)               (2.9)        (4.5)        (2.3)
    Income(loss) before provision
    for income taxes                                     6.3             8.7                 8.2          3.3        (17.5)
    Income tax provision (benefit)                       2.3             3.0                 2.8         (4.0)          .5
                                                       -----          ------               -----        -----       ------
    Net income(loss)                                     4.0             5.7                 5.4          7.3        (18.0)
                                                       =====          ======               =====        =====       ======

Six Months Ended September 30, 1996 and September 30, 1995

Net Sales. Sales increased 29% to $13,029,743 for the six months ended September 30, 1996 compared to $10,093,834 for the six months ended September 30, 1995. Sales for the six months ended September 30, 1995 included initial Geopaper inventory shipments of $2,250,000 to approximately 900 office product superstores, while the current six month period did not have a material number of initial product shipments. After adjusting sales for initial product shipments in the prior year, sales increased by 66% as compared to the same period a year ago.

Geopaper products were responsible for 69% of sales for six month period ended September 30, 1996, compared to 64% for the same period a year earlier. Sales of Geopaper increased 40% to $9,021,249 from $6,455,172 for the period ended September 30, 1996 and 1995, respectively.

Sales of Company products other than Geopaper (stick on letters, rub on letters, stencil and LED signs) increased by 10% for the six months ended September 30, 1996 compared to the six months ended September 30, 1995. The non-Geopaper products have decreased as a percentage of total sales to 31% from 36% for the six month periods ended September 30, 1996 and 1995, respectively. These products will continue to decrease in importance to the Company as consumers continue to utilize personal computers to perform many of the tasks that these non-Geopaper products were designed for. However, the increased usage of personal computers is expected to generate new customers for Geopaper products that are specifically designed for use with personal computing technology.

International sales of Geographics products increased 68% to $2,722,621 from $1,621,522 for the six months ended September 30, 1996 and 1995, respectively. International sales of Geographics products represented 21% of total Geographics, Inc. sales for the six months ended September 30, 1996, compared to 16% of total sales for the same period a year earlier. The increase in international sales was due to sales expansion in Canada and Australia, as well as initial shipments by the Company's European subsidiary, Geographics (Europe) Limited ("GeoEurope").

Gross Margin. Gross margin as a percentage of sales was 40.1% for the six months ended September 30, 1996, compared to 38.8% for the same period a year earlier. The company's gross margin rate increased primarily due to lower freight rates resulting from increased product shipments during the past year.

Margins are also affected by changes in the mix of products sold, raw material costs, automation, labor costs, freight costs, production levels (overhead absorption) and the rate of product turnover. Margins are also affected by price increases and decreases passed on to customers. While management endeavors to improve margins, no assurance can be given that margins will continue to improve.

Selling, General and Administrative Expenses. Selling, general and administrative expenses, which consist of payroll, advertising, and commissions, as well as administrative, accounting and legal costs increased as a percentage of sales in the six months ended September 30, 1996 to 30.8% as compared to 25.8% during the same period in the prior year. SG&A costs increased as a percentage of sales primarily due to increased overhead resulting form the establishing of GeoEurope, Geographics Australia Pty. Ltd., and the installation and training costs related to a new computer system at the Blaine, Washington facility.

Goodwill Amortization. Goodwill resulting from the 1993 acquisition of the EZ letter division of E.Z. Industries was fully amortized as of June 30, 1995.

Interest Expense. Interest expense for the six months ended September 30, 1996 was $394,112, compared to $358,337 for the same period in the prior year. This increase in interest expense was primarily due to borrowings under the Company's revolving credit facility during the current year to fund increases in inventories and equipment deposits, as well as additional interest costs resulting from borrowings related to equipment purcashes and expansions to the Blaine manufacturing facility.

Net income. The Company reported a net income of $519,283 during the six months ended September 30, 1996, or 4.0% of sales, as compared to a reported net income of $582,741 during the six months ended September 30, 1995, or 5.7% of sales. Net income decline primarily due to the increase in selling, general and administrative expenses and interest costs discussed previously.

FISCAL YEARS ENDED MARCH 31, 1996 AND 1995

Net Sales. Net sales increased 122% to $22,613,635 in fiscal 1996 from $10,186,136 in fiscal 1995. This increase was primarily attributable to the acceptance of the Geopaper program. The Geopaper program experienced a sales increase of 605% in fiscal 1996 to $14,800,000 compared to $2,100,000 for fiscal 1995. Geopaper sales increases were specifically due to shipments of Geopaper products to all OfficeMax and Office Depot Inc. stores in North America, as well as shipments of Geopaper products to 248 Wal-Mart stores in March 1996. (Office Depot, Inc., the Company's largest customer, has announced intentions to merge with Staples, Inc. The Company currently sells to Staples of Canada (Business Depot) through Geographics Marketing Canada, Inc., however Staples is not a customer of the Company's domestic operations. Management cannot at this time estimate what impact the merger will have upon the future sales of the Company).

         Signage and lettering sales for fiscal 1996 decreased 4% to $7,800,000 from $8,100,000 in fiscal 1995. The majority of the decline in signage and lettering sales was due to the Company discontinuing the sale of science fair presentation boards. In prior years, the Company has purchased presentation boards and bundled them with Geographics stick-on lettering products. In fiscal 1996, the Company continued to supply the lettering products, while the Company's customers began purchasing the presentation boards directly from the manufacturer. After adjusting sales for presentation boards, fiscal 1996 lettering and signage sales were slightly ahead of fiscal 1995 sales.

         The sales mix of Geopaper products increased to 65% of sales in fiscal 1996 from 21% of sales in fiscal 1995, while lettering and signage sales decreased to 35% of sales from 79% of sales for the same periods. It is the opinion of management that sales of signage and lettering products will remain flat or possibly decline in the future as the computerization of homes and offices will allow the efficient production of lettering and signage products by current end-users. Conversely, the increasing number of computers will increase the number of potential end users of Geopaper products that are specifically designed for use with computer technology.

         Gross Margin. Cost of sales includes product manufacturing costs, occupancy and delivery costs. Gross profit as a percentage of sales decreased to 37.2% in fiscal 1996, from 42.3% in fiscal 1995. The decrease in the gross margin was the result of primarily two factors. The first factor was based upon the change in sales mix to products with lower gross margins. Geopaper represented 65% of sales while lettering and signage represented 35% of sales in 1996, compared to 21% and 79% of sales in 1995, respectively. Gross margins for Geopaper were approximately 31% while gross margins for lettering and signage were approximately 49% for 1996. The second factor resulting from manufacturing and labor inefficiencies resulted from rapid growth, based upon the fact that the Company experienced 122% sales growth in fiscal 1996. This rapid growth forced the Company to substantially increase its workforce and utilize off-site warehouses in order to meet the increase in sales demands. A more controlled growth pattern would have allowed the Company to more effectively manage the installation, use and training on new equipment in the production process, as well as phase in the expanded warehouse space without needing to utilize off-site facilities.

         Other factors affecting the gross margin include:

         (a)      Raw Material cost increases/decreases. During fiscal
1996, the cost of the Company's raw materials for Geopaper
(commodity large sheet plain paper) was extremely volatile in price. The raw material price changes during the year resulted in higher overall raw paper costs and higher production costs. The effect of the paper price increases on finished goods is somewhat limited as packaging and labor costs constitute the largest portions of finished Geopaper products.

         (b) Selling price increases/decreases. During fiscal year 1996, the Company was able to pass the higher costs of raw paper on to its customers in the form of increased selling prices. Management cannot provide assurance that increases can be passed on in the future, nor can management provide assurances that decreases in raw materials will result in decreased selling prices.

         (c) Expansion strategies. Expansion into Europe and other markets will result in opportunities and risks that will affect gross margins. Each market has differing competition, pricing levels and raw material costs. The Company intends to produce most of its products at its Blaine, WA. facility and may be at an advantage or disadvantage in various markets as a result. The Company strategy of exporting product to foreign markets demonstrates its belief that it is more cost efficient to ship product than to manage separate manufacturing facilities in multiple countries.

         (d) Selling strategies. The Company's approach to competition, pricing strategies, product marketing, changes in packaging, and changes in product design may all have effects on the selling price and cost to produce the Company's products, all of which affect the gross margin. Management cannot provide assurances that decisions made by management related to the above items will result in favorable changes in gross margin.

         (e) Facilities and equipment. During 1996, the Company noted logistical inefficiencies related to the layout of the Blaine Facility. Management anticipates the March 1996 completion of the Blaine facilities expansion should reduce or eliminate a number of logistical cost variances. The expanded Facility allows the Company to eliminate many of the off-site storage warehouses that were required to manage the increased levels of inventory during 1996. The Company will be able to reduce handling costs and improve logistics during fiscal year 1997 as inventory becomes centralized at the Company's Blaine Facility. The addition of more efficient printing and enhanced packaging equipment during fiscal 1996 and 1997 should also result in positive margin improvements as superior production lines are completed.

         Selling, general and administrative expenses. Selling, general and administrative expenses are those central expenses that are incurred to support the Company's selling, marketing and manufacturing efforts. SG&A expenses declined as a percentage of sales to 25.4% of sales in fiscal 1996 from 28.2% of sales in fiscal 1995. The decline is primarily due to the spreading of SG&A expenses over significantly higher sales volumes resulting from the success of the Geopaper programs.

         Amortization of goodwill. Goodwill amortization declined to 0.7% of sales from 6.3% of sales for fiscal years 1996 and 1995 respectively. The decline was due in part to sales volumes, however, the decrease was largely due to the completion of the amortization of the goodwill related to the 1993 purchase of the lettering division of E-Z Industries. Fiscal 1996 included three months of amortization compared to twelve months of amortization during fiscal 1995.

         Income from operations. Income from operations increased to 11.1% of sales during fiscal 1996, an increase from 7.8% of sales in fiscal year 1995. The improvement in income from operations was due to the reductions in SG&A and goodwill amortization expenses as a percentage of sales, which more than offset the decreased gross margin percentage.

         Other income. Other income was 0.6% of sales in fiscal 1996, compared to 0.0% of sales during fiscal 1995. This category includes items such as management fees, foreign exchange gains, gains on disposition of fixed assets, and other miscellaneous items. Management does not anticipate a reoccurrence of this income in fiscal 1997.

         Interest expense. Interest expense increased significantly to $787,848 during fiscal year 1996, compared to $457,499 for fiscal 1995. However, as a percentage of sales, interest expense declined in fiscal 1996 to 3.5% of sales compared to 4.5% for fiscal 1995. The acquisition of equipment used in the manufacture of Geopaper, in addition to higher bank debt related to facilities expansion and working capital requirements resulted in higher interest costs during fiscal 1996. The higher interest costs spread over a significantly higher sales volume in 1996 resulted in a decline in interest costs as a percentage of sales.

         Income before provision for income taxes. Income before provision for income taxes improved to 8.2% of sales in fiscal 1996 compared to 3.3% of sales in fiscal 1995. The improvement was due to the higher profitability in income from operations noted above and the lower interest costs as a percentage of sales previously discussed. In general, income before provision for income taxes improved due to economies of scale resulting from increased sales volumes.

         Income tax provision (benefit). The income tax provision in fiscal year 1996 was 2.8% of sales, compared to a benefit of 4.0% of sales in fiscal 1995. A tax benefit was recognized in fiscal 1995, as management determined that future operating and taxable income will more likely than not be sufficient to fully recognize all deferred tax assets existing at March 31, 1995. As a result, the carrying value of the net deferred tax asset was increased and recognized as a current (1995) period income tax benefit. This benefit was nonrecurring in nature and had no effect on fiscal 1996 results.

         Net income. Net Income of $1,232,024 in fiscal 1996, or 5.4% of sales compares to net income of $747,742 in fiscal 1995, or 7.3% of sales. Net income as a percentage of sales declined primarily due to the non-reoccurring tax benefit discussed previously in fiscal 1995.

FISCAL YEARS ENDED MARCH 31, 1995 AND 1994

         Net Sales. Net sales increased 48% to $10,186,136 in fiscal 1995 from $6,900,875 in fiscal 1994. This increase was primarily attributable to the acceptance of the Geopaper program. The Geopaper program experienced a sales increase of 1,109% in fiscal 1995 to $2,100,000 from $190,000 for fiscal 1994. This sales growth results directly from the growth of the office supply superstore industry, a major focus of the Company's marketing efforts. Fast growing companies such as Office Depot, OfficeMax and Business Depot, which are among the fastest growing companies in this industry, all carry the Company's products. The sales mix of Geopaper products increased to 21% of sales in fiscal 1995 from 3% of sales in fiscal 1994, while lettering and signage sales decreased to 79% of sales from 97% of sales for the same periods.

         Gross Margin. Cost of sales includes product manufacturing costs, occupancy and delivery costs. Gross profit as a percentage of sales increased to 42.3% in fiscal 1995 from 36.8% in fiscal 1994. The increase in the gross margin is the result of primarily two factors: (1) the Company wrote down many slow moving or obsolete products during fiscal 1994 as the Company prepared for the launch of its Geopaper product line; and, (2) manufacturing and labor efficiencies gained from new production and packaging equipment employed during fiscal 1995. This increase in margins was accomplished despite the market pressures experienced when selling to discount office supply superstores which demand the best possible prices. Geopaper has proven to be a successful product for these stores, thus allowing the Company to maintain improved profit margins.

         Selling, general and administrative expenses. Selling, general and administrative expenses are those central expenses that are incurred to support the Company's selling, marketing and manufacturing efforts. SG&A expenses declined as a percentage of sales to 28.2% of sales in fiscal 1995 from 45.1% of sales in fiscal 1994. The decline is primarily due to the spreading of SG&A expenses over significantly higher sales volumes resulting from the success of the Geopaper programs, in addition to the effect of several cost cutting measures implemented by the Company during fiscal 1995. The decrease was also attributable to various one time costs of acquiring and integrating the EZ Letter Division into the Company's continuing operations during fiscal 1994.

         Amortization of goodwill. Goodwill amortization declined to 6.3% of sales from 6.9% of sales for fiscal years 1995 and 1994, respectively. The decline was due to increased sales volumes. Fiscal 1995 included twelve months of amortization compared to nine months of amortization during fiscal 1994.

         Other income. Other income was 0.0% of sales in fiscal 1995, compared to 2.9% of sales during fiscal 1994. This category includes items such as management fees, foreign exchange gains, gains on disposition of fixed assets, and other miscellaneous items. Management does not anticipate a reoccurrence of this income in the future.

         Interest expense. Interest expense increased to $457,499 during fiscal year 1995, compared to $356,060 for fiscal 1994. However, as a percentage of sales, interest expense declined in fiscal 1995 to 4.5% of sales compared to 5.2% for fiscal 1994. The acquisition of equipment used in the manufacture of Geopaper, in addition to higher bank debt related to facilities expansion and working capital requirements resulted in higher interest costs during fiscal 1995. The higher interest costs spread over a significantly higher sales volume in 1995 resulted in a decline in interest costs as a percentage of sales.

         Income tax provision (benefit). The income tax benefit in fiscal year 1995 was 4.0% of sales, compared to a provision of 0.5% of sales in fiscal 1994. The tax benefit was recognized in fiscal 1995 as management determined that future operating and taxable income would more likely than not be sufficient to fully recognize all deferred tax assets existing at March 31, 1995. As a result, the carrying value of the net deferred tax asset was increased and recognized as an income tax benefit during fiscal 1995. This benefit was non-reoccurring in nature and had no effect on fiscal 1996 results.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's operations in general, and its Geopaper manufacturing operations in particular, are typically capital intensive. The Company has experienced, from time to time, significant negative cash flows from operating activities which have been offset by equity and debt financings. As the Company expands its production and distribution activities, it expects to experience negative cash flows from operating activities from time to time. In such circumstances, the Company will be required to fund at least a portion of production and distribution costs, pending receipt of anticipated future revenues, from working capital or from additional debt or equity financings from outside sources. There is no assurance that the Company will be able to obtain such financing or that such financing, if available, will be on terms satisfactory to the Company.

         The revolving credit agreement, installment notes and capital lease obligations are collateralized by substantially all of the assets of the Company. Additionally, the revolving credit agreement and certain other financing arrangements require the Company to comply with several debt covenants, the most restrictive of which includes the maintenance of liquidity and coverage ratios. The covenants include liquidity ratios which require the Company to maintain established levels for current and net worth ratios, and coverage limits are established for cash flow requirements and capital expenditures. As of September 30, 1996, the Company is in compliance with the debt covenants.

SIX MONTHS ENDED  SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995

         Net cash flows from operating activities. The Company's principal cash flow requirements have been to fund working capital needs, including building inventory in the United States and the United Kingdom, as well as funding equipment deposits and prepaid expenses, while reducing accounts payable and income taxes payable.

         The Company's sales are substantially on net sixty day terms, and trade receivables are used as collateral to provide the Company with a source of capital prior to their collection. Working capital requirements are reduced by vendor credit terms, which allow the Company to finance a portion of its inventory.

         During the first six months of fiscal year 1997, the Company improved its collection of receivables. Net accounts receivable were $5,293,250 as of September 30, 1996, a decrease of 9.9% from the $5,873,578 receivable balance at March 31, 1996. Inventory increased during six months to $13,275,929 an increase of 45.3% from the $9,139,273 inventory balance at March 31, 1996. Increases in inventory can be attributable to management's anticipation of seasonal Geopaper orders, inventory requirements related to GeoEurope's initial shipments and the introduction of a new education product line. The investment in inventories, equipment deposits and prepaid expenses were primarily responsible for negative cash flows from operating activities of $3,308,155 for the six months ended September 30, 1996, compared to negative cash flows from operating activities of $2,013,736 for the same period a year earlier.

         Despite the Company's rapid growth, management anticipates improved accounts receivable and inventory management due to Management's increased focus on these critical working capital areas. Improved accounts receivable collection procedures and increased staffing are expected to minimize future increases in accounts receivable. New information systems, new warehouse facilities, improved inventory organization and the addition of key purchasing and inventory staff should improve efficiencies in inventory management and allow for additional sales growth without corresponding inventory increases.


At September 30, 1996, the Company had inventory impairment reserves of $275,000. The Company established this reserve in recognition of certain impairment risks that may arise from changes in customer preferences and increased competition. The Company has, in past fiscal years, experienced losses that have had a material impact on the results of operations. In order to prevent future material losses, the Company has made improvements to its inventory tracking systems and continuously monitors the adequacy of its reserves. The Company believes that the Geopaper program is still in its infancy stage, and that there are multitudes of distribution channels that remain for the Company to pursue both on a national, as well as an international, level. The Company believes that any potential excess inventories that remain from initial product build-up could be sold through other channels with little or no impairment. Based on these factors, the Company feels, but there can be no assurances, that impairment reserves are more than adequate at September 30, 1996.

         Net cash flows from financing activities. The Company's cash flow is also affected by financing activities, including borrowings and repayments on revolving credit facilities, short and long term notes payable to the Company's bank, proceeds from the issuance of debentures to officers and directors, proceeds from the exercise of stock, as well as repayment of capital leases. The majority of capital expenditures were financed by long term bank loans and capital leases. A private placement of 1,268,293 units at $5.125 was also completed during the first quarter which resulted in gross proceeds of $6,500,000. These proceeds were used to pay down the Company's revolving credit line balances. Financing activity resulted in net cash flows of $5,236,085 and $3,422,928 for the six months ended September 30, 1996 and 1995, respectively.

         Management is continually reviewing its financing options. Although the Company has the ability to finance its planned growth and expansion from operating cash flow, capital lease financing and borrowings under the Company's existing credit facilities, the Company also considers alternative financing options, such as the issuance of common stock or convertible debt, in the event market conditions make such alternatives financially attractive. The Company's future financing requirements will be affected by the number of new customers, the strength of reorders by existing customers, the growth of existing customers, as well as the success of new products introduced by the Company. Additional financing might also be necessary in the event the Company pursues further expansion or business acquisition opportunities.

         Net cash flows from investing activities. During the six months ended September 30, 1996, the Company acquired additional printing presses, packaging equipment and other machinery related to the manufacture of Geopaper products. These capital expenditures were necessary to support the continued expansion of the Geopaper product line and the increase in Geopaper sales. Cash used in investing activities (primarily capital expenditures) was $1,789,010 and $1,385,401 during the first six months of fiscal years 1997 and 1996, respectively.

         During the quarter ended September 30, 1996, the Company agreed to purchase substantially all of the assets of Grahams Graphics Pty. Ltd., its exclusive distributor in Australia. The total purchase price is expected to approximate US$390,000 to be paid as follows: (i) the issuance of 50,000 shares of common stock (valued at an aggregate of US$200,000); (ii) the issuance of options to purchase an additional 50,000 shares of common stock for US$4.00 per share; (iii) the assumption of approximately US$150,000 in unsecured trade liabilities; and, (iv) a one time cash payment of US$40,000. Upon the completion of the purchase transaction, the assets acquired and liabilities assumed will be contributed to the Company's wholly-owned Australian subsidiary, Geographics Australia Pty. Ltd. The effective date of this transaction will be July 1, 1996.

         During the six months ended September 30, 1996, the Company's cash balance increased by $138,920 to $188,948. The cash balance is not significant and balances held by the Company are intentionally maintained at low levels as part of the Company's strategy to minimize balances outstanding on revolving credit facilities.

FISCAL YEARS ENDED MARCH 31, 1996 AND 1995

         On July 14, 1995, the Company's Bank replaced the existing $5,000,000 revolving line of credit with an interest rate of prime plus .5%, with a $6,000,000 revolving credit agreement with an interest rate of prime plus .5%.

         On September 15, 1995, officers and directors converted debentures in an aggregate face amount of $200,000 into 219,178 common shares.

         On September 26, 1995, the Company issued $996,000 of convertible debentures payable to officers and directors. The debentures were convertible at the holders option into common shares of the Company at Cdn. $4.45 per share, to a maximum 274,233 common shares. On December 22, 1995, these debentures were converted into 273,233 common shares, and are no longer outstanding.

         On October 23, 1995, the Company's Bank replaced the existing $6,000,000 revolving line of credit with an interest rate of prime plus .5%, with a $7,000,000 revolving credit agreement with an interest rate of prime plus
 .25%.

         Between June 1995 and November 1995, the remaining holders of the 8% convertible subordinated debentures converted the remaining $990,000 of outstanding debentures into 894,960 shares of common stock.

         On December 7, 1995, the Company's Bank modified the interest rate on two existing term real estate loans. The floating interest rate on two loans totaling $862,607 was fixed at a rate 8.825% per annum. Two real estate loan commitments totaling $605,000 with interest rates at prime plus 1.0% were also converted to a fixed rate of 8.825% per annum.

         On January 23, 1996, the Company completed a private placement of 500,000 common shares to officers and directors at a price of Cdn. $5.75. Total cash received, net of issuance costs, totaled $1,906,100.

         On February 13, 1996, the Company's Bank replaced the existing $7,000,000 revolving line of credit with an interest rate of prime plus .25%, with a $12,000,000 revolving credit agreement with interest at the prime rate.

         In addition to bank borrowing, debt conversions and equity placements, the Company received $841,154 upon the exercise of stock options and warrants exercised during fiscal year, resulting in the issuance of 768,000 shares of common stock.

         At March 31, 1996 certain officers and directors had advanced the Company $1,264,711 in the form of uncollateralized notes payable. The notes are payable on demand and are classified as current liabilities. Interest on these notes are payable monthly at the rate of prime plus 1%.

         During fiscal year 1996, the Company wound up and dissolved International Geographics of Ontario ("IGO") which was established in September 1989, with the Company owning 70% of the partnership and a marketing agent for the Company owning the remaining 30%. The purpose of IGO was to purchase the Company's products from Martin Distribution Inc. and market and distribute the Company's products in Canada. The dissolution of IGO has had a positive impact upon the Company as marketing and distribution to IGO's former customers is now handled directly by the Company's wholly owned subsidiary, Geographics Marketing Canada. The financial impact resulting from this dissolution was insignificant. See "The Company -General."

         Net cash flows from operating activities. The Company experienced negative operating cash flows during fiscal year 1996 and 1995 ($4,875,345 for fiscal 1996 and $379,162 for fiscal 1995). Contributing to the negative cash flow from operations was the increase in trade receivable and related party trade receivables balances. Total trade receivables for fiscal 1996 increased 113% to $5,873,578 compared to $2,751,299 for fiscal 1995. The increase in receivables of 113% at year end fiscal 1996 over fiscal 1995 year end balances is consistent with the 122% increase in sales the Company experienced during 1996.

         Inventory increased to $9,139,273 at year end fiscal 1996 compared to $2,901,155 for fiscal year end 1995, and increase of 215%. The 215% increase in inventory is due in part to the following factors:

         (a) Building of inventory in anticipation of higher sales levels in fiscal 1997 in keeping with management's philosophy that the building of inventory is preferable and less expensive than losing customers due to product shortages during growth periods.

         (b) The Company built Geopaper inventory for distribution in the European market, which requires a paper size which is slightly narrower and longer than the North American standard. The result necessitated a duplication of inventory stock for two paper sizes. In addition, Geographics (Europe) Limited was building inventory levels at March 31, 1996 in preparation of initial European orders beginning in April 1996.

         (c) The Company has a continuing Geopaper design development program, consequently new product designs are printed and stored in inventory pending initial releases to customers.

         Net cash flows from financing activities. For the fiscal year ended March 31, 1996, the Company received a net $8,555,704 from various financing sources, compared to $1,697,768 for the prior fiscal year. For the year ended March 31, 1996, the Company increased current line of credit borrowings by $3,139,463, compared to $990,427 for the year ended March 31, 1995. Proceeds from long-term debt borrowings for fiscal year 1996, were $1,003,029, compared to $765,125 in fiscal 1995. Repayments of long-term debt in fiscal 1996 were $467,986 compared to $232,685 in fiscal 1995. The Company received $2,452,573 from officers and directors in the form of notes during fiscal 1996, while $22,746 was received from officers and directors in fiscal year 1995. Repayments of notes payable to officers and directors were $398,629 in fiscal 1996 compared to $134,888 in fiscal 1995. In addition the Company received proceeds from private placements, option exercises and warrant exercises in the amount of $2,827,254 in fiscal 1996, compared to $287,043 in fiscal year 1995. The proceeds received from the above debt and equity financings were primarily utilized to finance working capital requirements, building expansion and equipment acquisitions related to the success of the Geopaper program.

         Net cash flows from investing activities. The Company experienced a net negative cash flow from investing activities for fiscal 1996, of $3,645,679, compared to a negative cash flow from investing activities of $1,303,258 for fiscal 1995. The Company made significant investments to increase its Geopaper production capacity by acquiring printing presses, paper cutting equipment, packaging equipment, computers. trucks and warehouse racking. The Company anticipates that it will continue to invest in Geopaper production equipment in fiscal 1997. On January 23, 1996, the Company placed an order for a printing press. The cost is approximately $1,200,000, which is expected to be delivered during the second quarter of fiscal 1997. The Company has commitment from a financial institution to provide capital lease financing for this equipment.

FISCAL YEARS ENDED MARCH 31, 1995 AND 1994

         Net cash flows from operating activities. The Company experienced negative operating cash flows during fiscal year 1995 and 1994 ($379,162 for fiscal 1995 and $275,137 for fiscal 1994). Contributing to the negative cash flow from operations was the increase in trade receivable and related party trade receivable balances. Total trade receivables for fiscal 1995 increased 192% to $2,751,299 compared to $940,501 for fiscal 1994. The increase in receivables of 192% at year end fiscal 1995 over fiscal 1994 year end balances is consistent with the rapid sales growth the Company enjoyed during fiscal 1995. Also contributing to the increase in receivables was a large sales increase in fourth quarter sales to office supply superstores which require relatively longer credit terms.

         The Company also expended significant amounts of working capital to increase their inventories which increased to $2,901,155 at March 31, 1995 from $1,841,481, an increase of 58%. The 58% increase in inventory was due in part to the following factors: (1) Building of inventory in anticipation of higher sales levels in fiscal 1996 in keeping with management's philosophy that the building of inventory is preferable and less expensive than losing customers due to product shortages during growth periods, and (2) the Company has a continuing Geopaper design development program, consequently new product designs are printed and stored in inventory pending initial releases to customers.

         Net cash flows from financing activities. For the fiscal year ended March 31, 1995, the Company received a net $1,697,768 from various financing sources, compared to $2,339,358 for the prior fiscal year. For the year ended March 31, 1995, the Company increased current line of credit borrowings by $990,427, compared to $968,835 for the year ended March 31, 1994. Proceeds from long-term debt borrowings for fiscal year 1995 were $765,125, compared to $1,351,924 in fiscal 1994. Repayment of long-term debt in fiscal 1995 was $232,685 compared to $214,904 in fiscal 1994. The Company received $22,746 from officers and directors in the form of notes during fiscal 1995, while $49,184 was received from officers and directors in fiscal 1994. Repayments of notes payable to officers and directors were $134,888 in fiscal 1995 compared to $10,018 in fiscal 1994. In addition, the Company received proceeds from private placements, option exercises and warrant exercises in the amount of $287,043 in fiscal 1995, compared to $194,337 in fiscal 1994. The proceeds received from the above debt and equity financing were primarily utilized to finance working capital requirements, building expansions and equipment acquisitions related to the success of the Geopaper program.

         Net cash flows from investing activities. The Company experienced a negative cash flow from investing activities for fiscal 1995, of $1,303,258, compared to a negative cash flow from investing activities of $2,096,849 for fiscal 1994. The Company made significant investments to increase its Geopaper production capacity by acquiring printing presses, paper cutting equipment, packaging equipment, computers, trucks and warehouse racking. In addition, the Company expended $1,500,000 on the purchase of the EZ Letter Division of EZ Industries during fiscal 1994. The Company also borrowed $250,422 and $34,376 from related partnerships during the fiscal years ended March 31, 1995 and 1994, respectively.

INFLATION

         Inflation has not had a significant impact on the Company's operations. However, any significant change in the price for paper or labor and environmental compliance costs could adversely impact the Company.

QUARTERLY FLUCTUATIONS

         The Company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including product returns, purchasing patterns of consumers, the length of the Company's sales cycle to key customers and distributors, the timing of the introduction of new products and product enhancements by the Company and its competitors, technological factors, variations in sales by product and distribution channel, and competitive pricing. Consequently, the Company's product revenues may vary significantly by quarter and the Company's operating results may experience significant fluctuations.

                                   THE COMPANY


GENERAL

         Geographics, Inc. was incorporated as a Wyoming corporation on September 20, 1974. The Company and its subsidiaries are hereinafter collectively referred to as the Company, unless otherwise noted. The Company is engaged in the development, manufacture, marketing, and distribution of designer stationery, value added papers (printed business cards, brochures, letterhead, memo pads and paper cubes), lettering, signage, stencil and graphic art products throughout the United States, Canada, Australia, Europe, Israel and Mexico.

         The Company's fiscal year end is March 31. The Company's executive offices and domestic operations are located at 1555 Odell Road, Blaine, Washington 98231, and its telephone number is (360) 332-6711.

         The Company conducts its export operations through three subsidiaries and a partnership:

         /bullet/ Geographics Marketing Canada Inc. was incorporated as a
                  British Columbia, Canada corporation on July 31, 1995. Its offices are located at 17735 1st Ave., Suite 1, Surrey, B.C., Canada V4P 2K1, and its telephone number is 800-426-5923. Geographics Marketing Canada Inc. was established to import the Company's products into Canada and market them to wholesale and retail distribution channels. Geographics Marketing Canada Inc. succeeds Martin Distribution as the exclusive importer of Geographics products into Canada effective April 1, 1996. For further discussion of Martin Distribution see, "Certain Relationships and Related Transactions."

         /bullet/ Geographics (Europe) Limited was incorporated in England on
                  December 12, 1995. Geographics (Europe) Limited offices are located at 4 Iceni Court, Letchworth, Herts SG6 1TN, England, and its telephone number is 01462 487100. Geographics (Europe) Limited was established to import, warehouse the Company's products, and market and distribute its products throughout Europe.

         /bullet/ Geographics Australia Pty. Ltd. ("GAPL") was incorporated in Brisbane, Australia on June 28, 1996. GAPL's principal offices are located at 3/32 Lillian Fowler Place, Marrickville NSW 2204, Australia and its telephone number is 61-2-9519-4488. GAPL was organized to import, warehouse, market and distribute the Company's products throughout Australia. As part of the Company's expansion into Australia, the Company hired Graham Hanrahan, the soon to be former owner of Grahams Graphics Pty. Ltd, as the Managing Director of GAPL, as well as four former employees of Graham Hanrahan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - General."

         /bullet/ International Geographics of Ontario ("IGO") was established in September 1989, with the Company owning 70% of the partnership and a marketing agent for the Company owning the remaining 30%. The purpose of IGO was to purchase the Company's products from Martin Distribution Inc. and market and distribute the Company's products in Canada. IGO was dissolved during fiscal 1996. The Company is in the process of winding up the affairs of the partnership. The functions of IGO have been assumed by Geographics Marketing Canada Inc. IGO's principal offices are located at 921 Gana Court, Mississauga, Ontario, Canada L5S 1N9, and its telephone number is 800-426-5923. See "Management's Discussion and Analysis of Financial Condition and Results of Operations
                  - General."

BACKGROUND

         At the time of its incorporation in 1974, the Company was a wholly owned subsidiary of International Geographics Ltd. ("IGL"), a British Columbia corporation traded on the Vancouver Stock Exchange. On February 20, 1989, IGL listed its stock on the Toronto Stock Exchange and voluntarily delisted its common stock from the Vancouver Stock Exchange.

         The Company's primary focus during this period was the manufacture and marketing of rub on and stick on lettering, signage and graphic art products. These products were manufactured in various locations until 1980 when the Company consolidated its manufacturing facilities and moved to Blaine, Washington.

         During 1991, a reorganization of the Geographics group of companies was conducted whereby Geographics, Inc. undertook and completed a takeover bid to acquire all of the issued and outstanding shares of IGL. As a result, Geographics, Inc. acquired its parent and became a U.S. based company, with both of its administrative offices and manufacturing facilities located at one location, within a single entity.

         During fiscal year 1991, the Company began the development of designer stationary and value added paper products. In fiscal year 1992, the Company introduced to the marketplace the first versions of Geopaper, a value added paper. The Company continued to develop new Geopaper designs and new Geopaper customers, and by fiscal year 1994 sales of Geopaper had increased to 3% of total Company sales.
                                       38

         In fiscal year 1994, the Company purchased certain assets from E.Z. Industries Inc. (an unrelated Maryland company), for $1,500,000. The purchased assets included equipment used in the manufacturing of vinyl letter sets, stencil kits, lettering guides, dry transfers, signs and similar products. however, primary purpose of the acquisition was to broaden the Company's customer base.

         The Company successfully placed Geopaper in Office Depot Inc., a major office supply superstore in fiscal year 1995. Sales of Geopaper during fiscal year 1995 increased to 21% of total Company sales. During first quarter of fiscal year 1996, the Company received purchase orders to place Geopaper chain wide in Office Depot and OfficeMax, two of the three largest office supply superstores in North America. In January 1996, the Company announced that Wal-Mart had agreed to place Geopaper in 248 Wal-Mart stores to be shipped in March 1996.

         During fiscal year 1996, the Company introduced new variations of Geopaper, including Geonotes and Geocubes, memo pad and paper cube products made using Geopaper designs. As a result of the increasing popularity of Geopaper in the retail stores and the expansion of the Geopaper product line, sales of Geopaper products had increased to 65% of total Company sales. Fiscal year 1996 was the year the Company made the transition from a lettering and signage manufacturing company to a manufacturer of stationary and value added papers as its primary business.

PRODUCTS

         The products manufactured by the Company are separated into two major product groups; (1) specialty papers, and (2) lettering and signage.

         The specialty papers group is composed primarily of designer stationery and other value added papers (paper on which the Company has applied photographs and art images during a printing process and then cut to size). The papers are designed for use in photocopiers and computer printers to be used as stationery, letterhead, business cards, brochures, memo pads and paper cubes. These papers are marketed under the Trademark "Geopaper". Geopaper products are also designed to be used with personal computer printers or to compliment other Company products that are used with personal computers. Geopaper sales increased to 65% of sales in fiscal year 1996, up from 21% of sales in fiscal 1995 and 3% of sales in fiscal year 1994. Net sales for this group increased to about $14,800,000 in fiscal 1996, up from about $2,100,000 in fiscal 1995 and $190,000 in fiscal 1994. See "Sales By Product Category." The Geopaper product line is expected to continue to grow as a percentage of sales as more customers accept the product line and as the use of personal computers continues to grow world wide, but there can be no assurances that such growth shall occur as expected by the Company. See "Management's Discussion and Analysis and Plan of Operations" and "Business Concentration."

         The lettering and signage group manufacturers and distributes rub-on and stick-on lettering, stencils, electronic moving message signs, American
Disabilities Act signs in Braille, and other signage products. This product group represented 35% of sales in fiscal 1996, down from 79% and 97% of sales during fiscal 1995 and 1994, respectively in the prior year. The Company expects this product group to continue to decrease as a percentage of sales as Geopaper product growth is expected to be significantly faster than the sales growth of this category. Sales of lettering and signage products as an industry will continue to decline over time as the use of personal computers increases.
The Company anticipates that it can offset this expected decline by increasing its market share of this industry through its recent addition of 400 to 500
Wal-Mart stores as customers in fiscal 1996. The growth of existing customers featuring Geopaper and lettering products, such as Office Depot, OfficeMax and Business Depot (Staples, Inc.'s Canadian division), together adding over 200 new stores a year, should also contribute to an increase in market share and add additional lettering and signage sales each year. There can be no assurances, however, that such increase in market share shall occur.

SALES BY PRODUCT CATEGORY

         The percentage of the Company's total sales attributable to each class of product offered by the Company for the last three years is set forth below.

                                                             AS A PERCENTAGE OF SALES
                                                             ------------------------
                                                                       FISCAL YEAR
                 CLASS OF PRODUCT                            1996               1995                  1994
                 ----------------                            ----               ----                  ----
Designer stationeries
 and specialty papers                                          65%               21%                    3%

Lettering, signage, stencil
 and graphic art products                                      35%               79%                   97%

                                         STATED IN SALES DOLLARS (ROUNDED)
                                         ---------------------------------
                                             AS A PERCENTAGE OF SALES
                                             ------------------------
                                                                       FISCAL YEAR
                 CLASS OF PRODUCT                            1996               1995                  1994
                 ----------------                            ----               ----                  ----
Designer stationeries
 and specialty papers                                   $14,800,000           $2,100,000           $200,000

Lettering, signage, stencil
 and graphic art products                                $7,800,000           $8,100,000         $6,700,000

BUSINESS CONCENTRATIONS

         Historically, Geographics, Inc. has sold a substantial portion of its products to a limited number of customers. Concentration of sales to the five largest customers is detailed below:

         CUSTOMER                        1996        1995       1994
         --------                        ----        ----       ----

Office Depot(1)                           40%         31%        29%
OfficeMax, Inc.                           24%         16%        16%
Martin Distribution, Inc.(2)              13%         12%         8%
United Stationers, Inc.                    3%          6%         6%
Wal-Mart Stores, Inc.                      3%          3%        -0-
                                          ---         ---        ---
                                          83%         66%        59%
-----------

(1) Office Depot, Inc., the Company's largest customer, has announced intentions to merge with Staples, Inc. The Company currently sells to Staples of Canada (Business Depot) through Geographics Marketing Canada, Inc., however Staples is not a customer of the Company's domestic operations. Management cannot at this time estimate what impact the merger will have upon the future sales of the Company. Additionally, Office Depot can decide, at any time, to terminate its relationship with the Company, which could have a material adverse effect on the Company, its revenues and its cash flow. See "Risk Factors--Customer
         Concentration."



(2) Martin Distribution, the Company's distributor for Canada, is a related party to the Company as the result of a common director. Martin Distribution was replaced by Geographics (Marketing) Canada, Inc., effective April 1, 1996, as distributor of Geographics, Inc. products and will cease to be a customer of the Company. Management estimates that this change will have little or no impact on the future sales of the Company.

         The Company expects that sales to relatively few customers will continue to account for a high percentage of its net sales in the foreseeable future and believes that its financial results depend in significant part upon the success of these few customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the basis of a significant customer or any reduction in orders by any significant customer, including reductions due to market, economic or competitive conditions in the designer stationery or specialty papers industry, may have a material adverse effect on the Company's business, financial condition and results of operations. The Company's ability to increase its sales in the future will depend in part upon its ability to obtain orders from customers as well as the financial condition and success of its customers and the general economy, of which there can be no assurance.

GROWTH STRATEGY

         Management is of the opinion that the North American market will continue to provide the Company with significant opportunities for growth. An overview of North American market growth opportunities are as follows:

         /bullet/ Designer stationeries and value added papers are still in their infancy. Thousands of stores have yet to begin carrying these papers. The majority of mass merchandise chains, computer retailers and department stores do not carry designer stationery or value added paper. The office product superstore chains and office product catalogs are the primary concentrations of companies carrying these products.

         /bullet/ The Company continues to diversify away from lettering and signage products. New product introductions in 1997 will include educational and motivational products that will be sold into existing markets and provide opportunities to introduce Geographics products into new markets.

         /bullet/ Existing Geopaper product lines are continually reviewed to identify lines to be replaced with new and improved lines. In addition to replacement and improvement of existing lines, new Geopaper lines are continually in development and in test markets.

         /bullet/ The Company may from time to time acquire art or paper products that complement the Geopaper line.

         The Company believes that foreign markets may provide additional growth opportunities. During July 1995, the Company established Geographic Marketing Canada, Inc. as a British Columbia corporation, in July 1995, to facilitate marketing and distribution of Company products in Canada. Geographics (Europe) Limited was incorporated in December 1995 as U.K. corporation, to initiate marketing and distribution of Company products in Europe. The Company also distributes its products through an exclusive distributer in Australia, which the Company has agreed to acquire as of July 1, 1996. The Company anticipates further expansion internationally, including Asia, which is a prominent target destination for Company products.

SALES/ASSETS BY GEOGRAPHIC LOCATION

         Financial information relating to foreign and domestic operations and export sales (all foreign sales are export sales).


                                          FISCAL 1996                FISCAL 1995               FISCAL 1994
                                          -----------                -----------               -----------
Sales to Domestic
 and Foreign
 Customers (1):

United States                             $19,477,370                 $8,755,853                $6,299,444
Canada                                      2,854,935                  1,271,898                   530,462
Australia                                     281,330                    158,385                    70,969
                                         ------------                -----------                ----------
   Total                                  $22,613,635                $10,186,136                $6,900,875
                                          ===========                ===========                ==========

Operating profit
 or (loss):

United States                              $2,081,817                  $680,806                  $(939,290)
Canada                                        377,328                    98,831                    (95,434)
Australia                                      65,316                    12,307                    (12,768)
                                           ----------                  --------                ------------
   Total                                   $2,524,461                  $791,944                $(1,047,492)
                                           ==========                  =========               ============

Identifiable assets:

United States                             $24,263,181               $10,705,943                 $6,628,915
Europe                                        410,060                         0                          0
Canada(2)                                      64,800                   (91,270)                   159,152
Australia                                           0                         0                          0
                                           ----------               -----------                 ----------
   Total                                  $24,738,041               $10,614,673                 $6,788,067
                                          ===========               ============                ==========

(1) All export sales to Canada are to Martin Distribution, a related party.

(2) In fiscal 1995, Geographics borrowings from its Canadian owned partnerships exceeded investments and other assets held in the partnerships, resulting in a net liability in Canada.

         International sales accounted for approximately 14%, 11% and 9% of total net sales in 1996, 1995, and 1994, respectively. International sales were concentrated in Canada and Australia and to a lessor degree, Mexico, Israel and Norway. The Company anticipates that international sales will increase as a percentage of total sales resulting from the Company's expansion plans in Europe and Asia. As a result, a significant portion of the Company's sales will be subject to certain risks, inducing unexpected changes in regulatory requirements, exchange rates, tariffs and other barriers, political and economic instability, difficulties in receivable collections, natural disasters, difficulties in staffing and managing foreign subsidiary and branch operations, and potentially adverse tax consequences. The Company is also subject to the risk associated with the imposition of legislation and regulations relating to the import or export of stationeries, specialty papers and office supply products. The

Company cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented by the United States, Canada, Australia or any other country upon the importation or exportation of the Company's products in the future. There can be no assurance that any of these factors or adoption of restrictive policies will not have a material adverse effect on the Company's business. Financial condition and results of operations.

PURCHASING

         The Company purchases goods from approximately 700 vendors. One vendor, Unisource, accounted for 56% of the Company's total merchandise purchase during the year ended March 31, 1996. The Company purchases commodity paper and other related products from this broker/vendor that could be supplied by other sources. There can be no assurances that the relationship between the Company and this vendor will continue and the loss of the purchasing power the Company has established with this company would likely have a material adverse effect on the Company. The Company does not consider itself dependent on any single source for materials to manufacture its products.

MANAGEMENT INFORMATION SYSTEMS

         The Company is investing significant resources to install integrated software systems that provides daily information on sales, gross margins and inventory levels by warehouse and by stockkeeping unit. These systems will allow the Company to compare current performance against historical performance and the current year's budget. The systems have been designed to integrate all major aspects of the Company business, including sales, electronic data interchange
(EDI), warehousing, manufacturing, distribution, purchasing, inventory control, merchandise planning and replenishment, as well as various financial systems. The Company is working with outside consultants in the design, installation and ongoing refinement of this system. The current systems used by the Company are primarily financial in nature, such as invoicing, accounting, general ledger and shipping. Manufacturing and inventory management systems are not presently integrated. The new system will be installed by module beginning in the summer of 1996 and is scheduled to be completed in the winter of fiscal 1997.

         The Company currently utilizes EDI to transact business with its largest customers. Presently 70% to 80% of customer orders are received by EDI. EDI is utilized as it is a highly efficient method of transmitting large numbers of orders in a paperless medium. The Company believes that the systems it has developed and are presently developing, have the ability to continue to improve customer service, operational efficiency, and management's ability to monitor critical performance factors. The systems have been designed to support the growth and expansion of the Company for the foreseeable future.

COMPETITION

         The Company operates in a highly competitive environment. Competition can be separated into two areas in which the Company conducts business; designer stationery and lettering and signage. The Company's designer stationery products compete with competitor products for space in the office products superstores, office product stores, mass market stores, contract stationers, wholesalers, office product catalog and paper direct mail catalogs. The Company's designer stationery operations competes in most of its markets with Paper Direct, Inc., Taylor, Inc., Z-International, Inc., and REDIFORM, Inc. The Company's estimated competitive position (based upon information provided by the Company's marketing and sales personnel) in the designer stationery industry is as follows:

         COMPANY                              COMPETITIVE POSITION IN THE MARKET
         -------                              ----------------------------------
         Paper Direct, Inc.                               40%
         Taylor, Inc.                                     18%
         GEOGRAPHICS, INC.                                10%
         Z-International, Inc.                            10%
         REDIFORM, Inc.                                    5%
         Other                                            17%
                                                          ---
         TOTAL                                           100%

         The Company's traditional lettering and signage operations compete with several companies that produce similar products (i.e., vinyl lettering, stencil, rub-on lettering), these competitors are: Visu-com, Charpak and Duroart. Competition with Company products compete with competitor products for space in the office products superstores, office product stores, mass market stores, contract stationers, wholesalers, and office product catalogs. The Company's estimated competitive position (based upon information provided by the Company's sales and marketing personnel) in the lettering and signage industry is as follows:

         COMPANY                              COMPETITIVE POSITION IN THE MARKET
         -------                              ----------------------------------
         GEOGRAPHICS, INC.                               55%
         Visu-Com, Inc.                                  23%
         Chartpak, Inc.                                  11%
         Duro Art Ind., Inc.                             11%
                                                         ---
         TOTAL                                          100%

         Certain of these competitors are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. The Company believes that its product designs, product quality, merchandising programs, distribution channels, customer service and competitive pricing distinguishes the Company from its competitors.

         The development and manufacture of new designer stationeries and specialty papers are highly capital intensive. In order to remain competitive, the Company must continue to make significant expenditures for capital equipment, sales, service, training and support capabilities, investments in systems, procedures and controls, expansions of operations and research and development, among many items. The Company expects that anticipated cash flows from operations, proceeds received from the May 1, 1996 private placement, capital leases, and funds available under a line of credit will be sufficient to meet the Company's cash requirements for the next twelve months. To the extent that such financial resources are insufficient to the fund the Company's activities, additional financing might be required. There can be no assurance that additional financing will be available on reasonable terms.

TRADEMARKS AND COPYRIGHTS

         The Company has five (5) federally registered trademarks; (1) GEOPAPER,
(2) GEOTYPE, (3) GEOTAPE, (4) GEOSTENCIL, and (5) SHIELD 'N' SEE. The Company has eight (8) applications pending with the U.S. Patent and Trademark Office for federal trademark registration for Geographics product lines. Additionally, the Company has filed six (6) trademark applications pending in Canada and Australia for Geographic product lines in those countries, which applications are currently pending.

         The Company has two (2) registered U.S. copyrights for the following products, "GEOCRUMPLED" and "GEOCLOUDS."

         Certain of the Company's proprietary manufacturing processes are protected by trade secrets. While the Company has made every effort to protect all of its intellectual property, to the extent such protections are inadequate, the Company could lose a part or all of these rights which, in time, could have a material adverse effect on the Company.

SEASONALITY

         A significant portion of the Company's customer orders are placed between August and October of each year in anticipation for shipment during the Company's third fiscal quarter, which includes the Christmas Season. As a result, the Company has experienced and is expected to continue to experience, such seasonal fluctuations in its operating results based upon past purchasing patterns.

FUTURE ACQUISITIONS

         The Company may, in the future, pursue acquisitions of complementary product lines, technologies or businesses. Future acquisitions by the Company may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect Company profitability. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no limited direct prior experience, and the potential loss of key employees of the acquired company. In the event that such acquisitions do occur, there can be no assurance as to the effect thereof on the Company's business or operating results.

EMPLOYEES


         As of November 8, 1996, the Company had 245 employees of whom 235 were employed at its corporate headquarters in Blaine, Washington, 5 of whom were employed at the Company's facilities in the United Kingdom, and 5 of whom were employed in Australia. The manufacturing warehousing and product distribution aspects of the business employs 193 employees, 36 employees work in administration and 16 employees work in various managerial positions. None of the Company's employees are subject to a collective bargaining agreement. Management believes that its relationship with its employees is good.


FACILITIES

         The corporate office facility in Blaine, Washington has approximately 96,500 square feet of office, warehouse and manufacturing space. This facility was increased from 34,000 square ft. to 49,000 square ft. in December 1994. The facility was increased to its current size during fiscal year 1996, completing construction in late March 1996. Construction was financed by progress payments advanced from term bank loans described below. No construction in progress loan balances were outstanding at March 31, 1996.

         The Blaine facility is built on ten and one half acres of Company owned land, purchased for $114,563 in 1980. The buildings and real estate are collateral for four bank real estate loans totaling $2,341,057. These loans have interest rates ranging from 8.825% to 10% and maturities ranging from June 2004 to October 2010. The current portion of long-term bank debt associated with real estate as of March 31, 1996 is $175,643. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OTHER WHATCOM COUNTY FACILITIES

         The Company leased a 19,050 square ft. facility in Bellingham, Washington, in October 1995. This facility is used in manufacturing, staging and shipping functions. The lease payments are $7,620 per month, triple net, the lease expires in October 1998, and the Company has an option to renew for another three year term. In February 1996, the Company also leased a 10,000 square feet facility near Ferndale, Washington, on a six month lease of $3,950 per month triple net. This facility was used to meet material staging and warehouse requirements while the new Blaine facilities were being completed and organized.
                                       47

EUROPEAN FACILITIES

         Geographics (Europe) Limited leases 6,700 square feet of warehouse space near London, England. The lease requires quarterly lease payments of approximately $5,202, triple net, expiring on February 14, 2006.

LEGAL PROCEEDINGS

         The Company is involved in legal proceedings arising in the ordinary course of business. The Company is not involved in any legal proceedings that it believes will result, individually or in the aggregate, in a material adverse effect upon its financial condition or results of operations.

                                   MANAGEMENT


The names and ages of the Company's directors and executive officers are as follows:

                                                                       Director
                                                                         and/or
                                                                        Officer
NAME                   AGE               POSITION                        SINCE
----                   ---               --------                        -----
Ronald S. Deans        63                Chairman of the Board             1973
                                         President, Chief
                                         Executive Officer, Chief
                                         Financial Officer and
                                         Secretary

Mark G. Deans          31                Director, Executive               1994
                                         Vice President -
                                         Marketing

R. Scott Deans         34                Director, Executive               1995
                                         Vice President -
                                         Operations

Moises Cosio           65                Director                          1995

Alan D. Tuck Jr.       53                Director                          1995

Robert S. Parker       50                Director                          1996

Luis Alberto Morato    36                Director                          1995
--------------

RONALD S. DEANS has served as the Chief Executive Officer, Chairman and President of the Company since he founded the Company in 1973 and its interim Chief Financial Officer and Secretary since

September 4, 1996. The Company expects to name a new Chief
Financial Officer and Secretary in the near future. Mr. Deans has over thirty years experience in the graphics art and office products retailing industry. Prior to founding the Company, Mr.
Deans served as sales manager of Letraset Canada Ltd. Mr. Deans is responsible for the strategic planning and business development of the Company.

MARK G. DEANS joined the Company in May 1985, was promoted to its Vice President-marketing in April 1990 and to Executive Vice President-Marketing in September 1995. Mr. Deans has served as a director of the Company since November 1994. He is responsible for the development of new products, sales programs, and marketing programs including relationships with the Company's major customers.

R. SCOTT DEANS joined the Company in February 1985 in the marketing and operations departments. Mr. Deans was promoted to Vice
President-Operations in January 1990 and to Executive Vice
President-Operations in September 1995. Mr. Deans has served as a director of the Company since October 1995. He is responsible for all manufacturing operations of the Company.

MOISES COSIO has served on the Company's board of directors since January 1995. Mr. Cosio is an international financier residing in Mexico. Mr. Cosio also serves on the board of directors of Telefonos de Mexico, a publicly traded company. He is an international financier residing in Mexico and has investment interests in Grupo Carso, InverMexico, Mexican subsidiaries of Kimberly-Clark and John Deere. Mr. Cosio also owns luxury hotels in Ixtapa, Acapulco and Mexico City.

ALAN D. TUCK, JR. has been a director of the Company since August 1995. Mr. Tuck is President of Greenway Pump, Inc., a privately held company performing research and development of hydraulic pumps since March 1992. Mr. Tuck is also an inventor and holds several U.S. patents. From July 1989 to March 1992, Mr. Tuck operated Fluid Systems Engineering, a privately held company performing research and development of hydraulic pumps. Mr. Tuck is a graduate of the United States Air Force Academy and a Former U.S. Air Force Officer. Mr. Tuck received his Juris Doctor from the University of California School of Law in Davis, California.

ROBERT S. PARKER has served on the Company's board of directors since April 1996. Mr. Parker has been the President of Sanford Corporation since December 1990. Sanford Corporation is a manufacturer of writing instruments and office supplies and is a subsidiary of Newell Co., a public company.

LUIS ALBERTO MORATO has been a director of the Company since October 1995. From March 1993 to the present, Mr. Morato has been an independent civil engineering consultant. From June 1982 to March 1993, Mr. Morato was a budget manager with Bytsa De. C.V.

        Mr. Ronald S. Deans, the Company's Chairman, President and CEO, is the father of Mark G. Deans, the Company's Executive Vice President-Marketing and a director of the Company and R. Scott Deans, the Company's Executive Vice President-Operations and a director of the Company. Mr. Luis Alberto Morato, a director of the Company, is the son-in-law of Mr. Fidel Garcia Carrancedo, a former director of the Company and currently a principal stockholder of the Company.

         The Company's officers are elected annually by the Company Board of Directors. The Company pays each non-employee director a fee of $500 per month, plus $750 for each Board of Directors meeting attended. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance of Board of Directors meetings.

         Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended March 31, 1996, there were two (2) Meetings of the Company Board of Directors. Each Board member attended 75% or more of the aggregate of the Meetings of the Board of Directors and the Meetings of all Committees of the Board of Directors on which he served.

         The Audit Committee was established in April 1991. The members of the Audit Committee are Alan D. Tuck, Jr., Chairman and Ronald S. Deans. Mr. Deans is the President, CEO, CFO, Chairman and a Director of the Company. The Audit Committees's function is to make recommendations concerning the effectiveness of the Company's internal auditing methods and procedures, to determine through discussions with independent auditors whether any limitations or restrictions have been placed upon them in connection with either the scope of the audit or its implementation, to review the financial statements and related notes with the independent auditors to ensure the statements and notes fully disclose all material facts of the Company, and to recommend approval or non-approval of such financial statements and related notes. The Audit Committee met one time during fiscal year 1996 and all members attended the meeting.

         The Compensation Committee was established in April, 1991. The members of the Compensation Committee are Robert S. Parker, Chairman, Ronald S. Deans and Alan D. Tuck Jr. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met one time during fiscal year 1996 and all members attended the meeting.

         The Company does not have a nomination committee.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's articles of incorporation contains the broadest form of indemnification for its officers and directors and former officers and directors permitted under Wyoming law except that such indemnification does not apply to
(a) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director or officer finally adjudged to be gross negligence; or (C) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The articles of incorporation further provide that the Company shall advance expenses for such persons pursuant to the terms set forth in the Company's bylaws, or in a separate directors resolution or contract. Additionally, Section 17-16-856 of the Wyoming Business Corporation Act provides that unless the articles of incorporation provide otherwise, a current or former officer of a corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification pursuant to Wyoming corporate law. Additionally, the corporation may indemnify and advance expenses to (i) a current or former officer, employee or agent of a corporation who is not a director to the same extent as to a director, and (ii) a current or former officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

LIMITATION OF DIRECTOR LIABILITY

         The Wyoming Business Corporation Act and the Company's articles of incorporation limit the liability of directors of the Company for damages for conduct as a director except for (a) acts or omissions involving intentional misconduct by the director or knowing violation of law by the director; (b) conduct for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 17-16-833 of the Wyoming Business Corporation Act; (C) any transaction from which the director will receive a benefit in money, property, or services to which the director is not legally entitled; or
(d) conduct deemed to be gross negligence. The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission.

         The Company's articles of incorporation do provide that if the Wyoming Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such repeal or modification.

         Section 17-16-834 of the Wyoming Business Corporation Act further provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director subject to the following: (I) the provision shall not eliminate or limiting the liability of a director (A) for any breach of the director's duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in good faith or which involved intentional misconduct a knowing violation of law, (C) for unlawful distributions, or (D) for any transaction from which the director derived an improper personal benefit; and (ii) the provision shall not eliminate or limit he liability of a director for any act or omission occurring prior to May 22, 1987, if applicable. The Company currently has not adopted this provision of the Wyoming Business Corporation Act.

EXECUTIVE COMPENSATION

CASH COMPENSATION

         Total cash compensation paid to all executive officers as a group for services provided to the Company in all capacities during the year ended March 31, 1996 aggregated to $601,385. Set forth below is a summary compensation table. As indicated below, no officer of the Company or any of its subsidiaries, except for Messrs. Ronald S. Deans, Mark G. Deans and R. Scott Deans received total salary and bonus which exceeded $100,000 during the periods reflected.

                                            SUMMARY COMPENSATION TABLE

                                                              OTHER                                                      ALL OTHER
NAME AND                                                      ANNUAL                                                     LTIP
PRINCIPAL                                                     COMPEN       RESTRICTED       STOCK          OPTIONS/      COMPEN-
POSITION            PERIOD       SALARY         BONUS         SATION        AWARD(S)        SARS(#)        PAYOUTS       SATION
--------            ------       ------         -----         ------        --------        -------        -------       ------
Ronald S. Deans,        1996        $234,000       $87,629          --            --           30,000           --            --
 Chairman, Pres-        1995        $181,666          --            --            --             --             --            --
 dent and CEO           1994        $180,000          --            --            --           20,000           --            --

Mark G. Deans,          1996        $111,694       $28,184          --            --           32,000           --            --
 Director, Exec-        1995        $ 79,243          --            --            --           30,000           --            --
 tive Vice-Presi-       1994        $ 75,000          --            --            --           14,000           --            --
 dent Marketing

R. Scott Deans,         1996        $111,694       $28,184          --            --           32,000           --            --
 Director, Exec-        1995        $ 79,243          --            --            --           30,000           --            --
 tive Vice-Presi-       1994        $ 75,000          --            --            --           14,000           --            --
 dent Marketing


The Company has no written employment agreements with any of its officers or directors as of the date of this Prospectus, although the Company intends to establish written agreements with its officers and directors in the future.


                                       52


                                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)

                           NUMBER OF                 PERCENT OF
                           SECURITIES                TOTAL OPTIONS/
                           UNDERLYING                SARS GRANTED             EXERCISE OR
                           OPTIONS/SARS              TO EMPLOYEES             BASE PRICE           EXPIRATION
NAME                       GRANTED (#)               IN FISCAL YEAR           ($/SH) (1)              DATE
----                       ------- ---               -- ------ ----           ------ ---              ----
Ronald S. Dean              30,000                     6.0%                  Cdn $2.30               9/18/00

Mark G. Deans               12,000                     6.5%                  Cdn $2.00               4/25/00
                            20,000                                           Cdn $4.15              10/10/00

R. Scott Deans              12,000                     6.5%                  Cdn $2.00               4/25/00
                            20,000                                           Cdn $4.15              10/10/00

--------------------

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FY-END OPTION/SAR VALUES

                                                                                                   VALUE OF
                                                                          NUMBER OF                UNEXERCISED
                                                                          OPTION/SARS              IN-THE-MONEY
                                                                          OPTION/SARS              OPTIONS/SARS
                             SHARES                                       AT FY-END (#)            AT FY-END
                             ACQUIRED ON               VALUE              EXERCISABLE/             EXERCISABLE/
NAME                         EXERCISE (#)              REALIZED           UNEXERCISABLE            UNEXERCISABLE
----                         -------- ---              --------           -------------            -------------
Ronald S. Deans                   90,000                  $373,543              0/30,000                 $0/92,347
Mark G. Deans                     86,000                  $353,253              0/20,000                 $0/34,671
R. Scott Deans                    86,000                  $353,253              0/20,000                 $0/34,671



As of March 31, 1996, the Company had reserved 220,000 shares of Common Stock for issuance to key employees, officers and directors. Options to purchase the Company's Common Stock are granted at a price equal to the market price of the stock at the date of grant, and are exercisable upon issuance and regulatory approval. All options expire no more than five years after the date of grant. Option prices per share are expressed in Canadian dollars. The rate of exchange as of December 13, 1996 was US $.735 = Cdn $1.00


INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

         On July 8, 1996, the Board of Directors adopted, subject to the approval by the shareholders, a stock option plan called the "Geographics, Inc. 1996 Stock Option Plan." At the Company's 1996 Annual Meeting of Shareholders which was held on August 28, 1996, Shareholders adopted the Plan. The following summary describes features of the Plan.

         The Board of Directors have determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan also maintains the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         Under the Plan, the Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 10% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options is determined by the Board of Directors or the Committee. The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only employees of the Company (or by any subsidiary thereof) are eligible to receive Incentive Options.

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of
Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on March 31, 2006. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

         The following discussion is based on federal income tax laws and regulations in effect on September 30, 1996. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of adjustment under Section 56(b)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive

Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DEBT AND EQUITY INSTRUMENTS ISSUED TO OFFICERS AND DIRECTORS

         During the three years ended September 30, 1996, the Company concluded several transactions involving officers and directors of the Company. These transactions included the issuance of convertible debentures, the conversion of debentures into common shares and private placements of common shares.

         On June 29, 1993, the Company completed a private placement of $1,000,000 of 8% convertible debentures to nine Canadian residents, none of whom were officers, directors or otherwise related to the Company at that time. Richard Thompson, a director of the Company from September 1993 to October 1995 (whose principal amount of debenture equaled $100,000 convertible into 90,400 shares of Common Stock) was an original participant in the private placement. The principal amount of the debentures were convertible at the option of the holders at a rate of 904 shares of Common Stock per principal amounts of $1,000. Holders of the debentures converted an aggregate $990,000 principal amounts for 894,960 shares of Common Stock and $10,000 principal amounts for 9,040 shares of Common Stock during the years ended March 31, 1996 and 1995 respectively. The outstanding balances of the convertible debentures were 0, $990,000 and $1,000,000 at March 31, 1996, 1995 and 1994, respectively.

         On April 18, 1994, the Company completed a private placement of $200,000 of convertible debentures which paid interest at a rate of prime plus 2% and were convertible into Common Stock of the Company at Cdn$1.25 per Share, not to exceed a total of 219,178 shares of Common Stock of the Company. The debentures were purchased by Ronald S. Deans, the Company's Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer (whose principal amount of debenture equaled $100,000, convertible into 109,589 shares of Common Stock) and Fidel Garcia Carrancedo, a former director and current principal stockholder of the Company (whose principal amount of debenture equaled $100,000, convertible into 109,589 shares of Common Stock). On September 15, 1995, Ronald S. Deans and Fidel Garcia Carrancedo each converted debentures in the amount of $100,000 into 109,589 shares of Common Stock (for an aggregate of $200,000 into 219,178 shares of Common Stock). The outstanding balances of the convertible debentures were $0 and $200,000 at March 31, 1996 and 1995, respectively.

         On March 23, 1995, Ronald S. Deans (whose principal amount of debenture equaled $100,000, convertible into 93,063 shares of Common Stock), Fidel Garcia Carrancedo (whose principal amount of debenture equaled $200,000, convertible into 186,127 shares of Common Stock), Mark G. Deans, a director and Executive Vice President-Marketing of the Company (whose principal amount of debenture equaled $25,000, convertible into 23,266 shares of Common Stock), and R. Scott Deans, a director and Executive Vice President-Operations of the Company (whose principal amount of debenture equaled $25,000, convertible into 23,266 shares of Common Stock) converted $287,042 of the principal amount into 325,722 shares of Common Stock of the Company. The remaining balance of these convertible debentures ($62,958) were repaid in connection with the March 30, 1995 warrant exercise discussed below. These debentures were issued during 1991 and were convertible at the holders option into common shares of the Company at Cdn$1.25 per share to a maximum of 325,722 shares of Common Stock. These debentures also had attached warrants to purchase an additional 325,722 shares of Common Stock at Cdn$1.25 per Share. The outstanding balances of the convertible debentures were $0, $0 and $350,000 at March 31, 1996, 1995, and 1994, respectively.

         On March 30, 1995, Ronald S. Deans (93,063 shares of Common Stock), Fidel Garcia Carrancedo (186,127 shares of Common Stock), Mark G. Deans (23,266 shares of Common Stock), and R. Scott Deans (23,266 shares of Common Stock) exercised 325,722 warrants to purchase 325,722 shares of Common Stock at Cdn$1.25 per Share, for which the Company received gross proceeds of US$287,043. The remaining balance of the convertible debentures noted above and cash from the warrantholders funded the entire amount received by the Company in consideration for the Common Stock issuance.

         On September 26, 1995, the Company issued US$996,000 of convertible debentures payable to certain officers and directors of the Company including Ronald S. Deans (whose principal amount of debenture equaled $527,882, convertible into 145,344 shares of Common Stock), Fidel Garcia Carrancedo (whose principal amount of debenture equaled $328,680 convertible into 90,497 shares of Common Stock, Mark G. Deans (whose principal amount of debenture equaled $69,719, convertible into 19,196 shares of Common Stock), and R. Scott Deans(whose principal amount of debenture equaled $69,719, convertible into 19,196 shares of Common Stock). The debentures were convertible at the holders option into shares of Common Stock of the Company at Cdn$4.45 per share, to a maximum 274,233 common shares. On December 22, 1995, these debentures were converted into 274,233 shares of Common Stock, and are no longer outstanding.

         On January 23, 1996, the Company completed a private placement of 500,000 common shares with certain officers and directors of the Company including Ronald S. Deans (136,000 shares, of which 43,000 shares were purchased by Mr. Dean's wife, Ann), Fidel Garcia Carrancedo (200,000 shares), Mark G. Deans (65,000 shares), and R. Scott Deans (79,000 shares). Each share was purchased at a price of Cdn.$5.75. Total cash proceeds received by the Company were US$2,117,092 and the net cash proceeds to the Company were US$1,906,100.

         At September 30, 1996, Ronald S. Deans advanced an aggregate of $1,000,000 in the form of uncollateralized notes payable. The notes are payable on demand and are classified as current liabilities of the Company. Interest on these notes are payable monthly at a rate of prime plus 1%. The total interest costs associated with the notes and debentures with related parties was approximately $60,000 during the year ended March 31, 1996.

MARTIN DISTRIBUTION

         Martin Distribution Inc. ("Martin") has acted as the national distributor of the Company's products in Canada since September

1990. Martin is owned by the estate of Martin Carrancedo, a former director of the Company. Martin imported the Company's products into Canada, facilitated customs clearing and distributed the Company's products to customers in Canada. Prior to March 31, 1996, all sales of the Company's products within Canada were sold through Martin. Sales to Martin amounted to $2,854,935, $1,056,750, and $530,462 during the years ended March 31, 1996, 1995 and 1994, respectively. Trade receivables due from Martin amounted to $899,422 and $338,875 at March 31, 1996 and 1995, respectively.

         Martin sold product valued at $118,659, $261,765 and $496,762 during the years ended March 31, 1996, 1995 and 1994, respectively, to International Geographics of Ontario ("IGO"). IGO is a partnership which is 70% owned by the Company and 30% owned by a marketing agent of the Company. IGO was dissolved during fiscal 1996 and its functions will be assumed by Geographics Marketing Canada Inc., a wholly owned subsidiary of the Company.

         The Company recorded management fee income from Martin and IGO of $155,651 and $46,477, respectively during the year ended March 31, 1994.

         Mark G. Deans, a director and executive officer of the Company, serves as a director of Martin. Fidel Garcia Carrancedo, a former director and current principal stockholder of the Company, is the brother of the late Martin Carrancedo. There is no relationship, however, between Fidel Garcia Carrancedo and Martin. Effective April 1, 1996, the Company will replace Martin as its Canadian national distributor with Geographics Marketing Canada Inc., a wholly owned subsidiary of the Company. The Company does not expect the substitution of Geographics Marketing Canada Inc. in place of Martin to have any material effect on the sales or profits of the Company.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth the Common Stock ownership information, based on 9,416,877 shares of Common Stock outstanding as of December 13, 1996, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer (as defined herein), and (iv) all directors and executive officers as a group:

                                         AMOUNT AND
                                         NATURE OF          PERCENTAGE
NAME AND ADDRESS                         BENEFICIAL       OF OUTSTANDING
OF BENEFICIAL OWNER(1)                   OWNERSHIP (2)    SHARES OWNED(2)
----------------------                   -------------     ---------------
Ronald S. Deans(3)                          716,907              7.6%
Mark G. Deans(4)                            442,279              4.7%
R. Scott Deans(5)                           444,518              4.7%
Moises Cosio(6)                             169,600              1.8%
Alan D. Tuck, Jr.(7)                        150,512              1.6%
Robert Parker(8)                             30,000                *
Luis Alberto Morato(9)                       20,000                *
All directors and
  executive officers as
  a group (seven persons)                 1,973,816             20.0%
Fidel Garcia Carrancedo(10)               1,426,968             15.2%
Platinum Partners, L.P.
  Mr. Calvin Hori, Hori
  Capital Management, Inc.(11)              660,000              7.0%
WisdomTree Associates, L.P. (12)            670,000              7.1%
--------------------


*        Less than 1%.

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 1555 Odell Road, Blaine, Washington 98231. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Registration Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised.

(3) Mr. Ronald Deans is Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of the Company. Includes 43,000 shares held in the name of his wife, Ann Deans, and 28,775 shares held by the Geographics, Inc. 401(K) Plan for which Mr. Deans has voting control. The beneficially owned shares for Mr. Deans also includes 30,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at Cdn$2.30 and expire on August 18, 2000. The shares beneficially owned by Mr. Deans also includes 9,756 Shares and 9,756 Warrants purchased by Mr. Deans in the May 1996 Offering.

(4)      Mr. Mark Deans is a Director and Executive Vice
         President-Marketing of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(5)      Mr. Scott Deans is a Director and Executive Vice
         President-Operations of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Deans. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(6)      Mr. Cosio is a Director of the Company.

(7) Mr. Tuck is a Director of the Company. Includes 30,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Tuck. His options are exercisable at $2.30 Cdn. and expire August 18, 2000. The shares beneficially owned by Mr. Tuck also includes 9,756 Shares and 9,756 Warrants purchased by Mr. Tuck in the May 1996 Offering.

(8)      Mr. Parker is a Director of the Company.

(9) Mr. Morato is a Director of the Company. Includes 20,000 shares of Common Stock issuable upon exercise of certain stock options by Mr. Morato. His options are exercisable at $4.15 Cdn. and expire October 10, 2000.

(10) Mr. Carrancedo is a former Director of the Company who resigned from that position on September 20, 1996 for personal reasons. His address is 555 Reforma, Mexico City, Mexico.

(11) The address for each of these persons is One Liberty Square, Fourth Floor, Boston, MA 02109. The information is based solely upon a Schedule 13D dated June 27, 1996. Of the 660,000 shares shown as beneficially owned by Platinum Partners, Mr. Calvin Hori, and Hori Capital Management, Inc., Mr. Hori has sole voting power and sole dispositive power of such shares.


(12)     The address is 1633 Broadway, 38th Floor, New York, New York 10019.
         The information is based solely upon a Schedule 13D dated November 18, 1996, as amended on December 13, 1996. The Schedule 13D, as amended, was made by WisdomTree Associates, L.P. ("WTA"), WisdomTree Offshore Ltd., and WisdomTree Capital Management, Inc. ("WTInc"). As the general partner of WTA, WTInc. may be deemed to have direct beneficial ownership of the Common Stock owned of record by WTA.


                        SALES BY SELLING SECURITY HOLDERS


         The following table sets forth the name of each Selling Security
Holder, the amount of shares of Common Stock held directly or indirectly by each holder on December 13, 1996 (which assumes the exercise of the Warrants being registered hereby), the amount of shares of Common Stock to be offered by each such holder, the amount of Common Stock to be owned by each such holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by each such holder following completion of such offering. On December 13, 1996, there were 9,416,877 shares of Common Stock of the Company outstanding.

                                                                                                Shares/            Percentage of

                                                Number                        Number            Warrants to        Shares/Warrants
                                                  of           Shares           of              be Owned           to be Owned
Name of Selling                                 Shares         to be          Warrants          After              After
Security Holder                                 Owned   Offered(1)            Owned             Offering           Offering
Lagunitas Partners, L.P.                        585,366          585,366        292,683           0/0                   *
Tallac Corporation                              390,244          390,244        195,122           0/0                   *
Longwood Partners, L.P.                         195,122          195,122         97,561           0/0                   *
Kane & Co.                                      156,098          156,098         78,049           0/0                   *
Gruber & McBaine International                  126,830          126,830         63,415           0/0                   *
One & Company                                   117,074          117,074         58,537           0/0                   *
Grandview Partners, L.P.                        117,074          117,074         58,537           0/0                   *
Hare & Co.                                      117,074          117,074         58,537           0/0                   *
David Honigman                                  117,074          117,074         58,537           0/0                   *
Culverwell & Co., Inc.(2)                       117,074          117,074         58,537           0/0                   *
Proactive Partners, L.P.                         97,562           97,562         48,781           0/0                   *
Jon Gruber & Linda Gruber                        55,536           55,536         29,268           0/0                   *
Gales & Company                                  55,536           55,536         29,268           0/0                   *
James Culverwell(2)                              39,510           39,510         19,755           0/0                   *
Van Kasper & Co., Inc.(2)                        39,024           39,024         19,512           0/0                   *
Fordyce & Company                                39,024           39,024         19,512           0/0                   *
Savings & Investment Trust                       39,024           39,024         19,512           0/0                   *
Fiducie Desjardins A/C
  900595-0-59
  (Ville de Montreal)                            39,024           39,024         19,512           0/0                   *
Charles Nichols, II and
  Patricia M. Nichols, JTWROS                    39,024           39,024         19,512           0/0                   *
J. Patterson McBaine                             29,268           29,268         14,634           0/0                   *
Winslow, Evans & Crocker(2)                      23,414           23,414         11,707           0/0                   *
Edward G. Culverwell(2)                          20,000           20,000         10,000           0/0                   *
Denis Culverwell(2)                              20,000           20,000         10,000           0/0                   *
Saturn & Company                                 19,512           19,512          9,756           0/0                   *
Lyda Hunt - Herbert Trusts -
  Bruce W. Hunt                                  19,512           19,512          9,756           0/0                   *
Lyda Hunt - Herbert Trusts -
  David S. Hunt                                  19,512           19,512          9,756           0/0                   *
Lyda Hunt - Herbert Trusts -
  Lyda Bunker Hunt                               19,512           19,512          9,756           0/0                   *
Lyda Hunt - Herbert Trusts -
  Barbara Ann Hunt                               19,512           19,512          9,756           0/0                   *
Lyda Hunt - Herbert Trusts -
  D.H. Hunt                                      19,512           19,512          9,756           0/0                   *
William Herbert Hunt Trust
  Estate                                         19,512           19,512          9,756           0/0                   *
Ronald S. Deans(3)                              716,907           19,512          9,756     697,396/0                7.4%
Alan Tuck, Jr.(4)                               150,512           19,512          9,756     131,000/0                1.4%
Fechtor-Detwiler & Co., Inc.(2)                  11,708           11,708          5,854           0/0                   *


                                       62




Fiducie Desjardins A/C
  900726-1-42
  (Ville de Jonquiere)                            9.756            9,756          4,878           0/0                   *
Fiducie Desjardins A/C
  900237-3-42
  (Ville de Jonquiere)                            9.756            9,756          4,878           0/0                   *
Jonathan Piper                                    9,756            9,756          4,878           0/0                   *
David Clark Rev Trust Walter
  Burrage TTEE                                    9,756            9,756          4,878           0/0                   *

TOTAL                                         3,657,661        2,790,242      1,395,121       828,395

------------------------

*        Denotes less than 1% ownership.

(1) Includes the shares of Common Stock underlying the Warrants held by each of the Selling Security Holders.

(2) The shares of Common Stock and Warrants to be offered by these Selling Shareholders were issued to them as result of each of them acting in the capacity of placement agents in connection with the Company's private unit offering completed in May 1996 described below.

(3) Mr. Ronald S. Deans is the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary and a Director of the Company. See "Management."

(4)      Mr. Tuck is a Director of the Company.  See "Management."

         In May, 1996, the Company completed a $6,500,000 private placement unit offering (the May 1996 Offering) to accredited investors only at $100,000 a unit (each unit consisting of 19,512 shares of Common Stock and Warrants to purchase 19,512 shares of Common Stock on or prior to June 1, 1999 at an exercise price of $4.25), resulting in the issuance of 1,268,293 shares of its Common Stock and warrants to purchase 1,268,293 shares of Common Stock at $4.25 per share. All of the shares of Common Stock included in the private offering and underlying the aforementioned Warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders. On October 24, 1996, the Company adjusted the exercise price of the Warrants to $4.25 per Shares for purposes of encouraging the exercise of the Warrants and to balance the decline in the price of the Common Stock since May 19, 1996. See previous discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The Company has undertaken to maintain the Registration Statement current for a period of not less than nine months from the effective date of the Registration Statement of which this Prospectus is a part in order that sales of shares of Common Stock may be made by the Selling Security Holders. The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Common Stock, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against civil liabilities including liabilities under the Securities Act of 1933. The Selling Security Holders have advised the Company that sales of shares of their Common Stock may be made from time to time by or for the accounts of the Selling Security Holders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.


                            DESCRIPTION OF SECURITIES


         The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, no par value per share, of which 9,416,877 shares were outstanding as of December 13, 1996.


COMMON STOCK

         Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

COMMON STOCK PURCHASE WARRANTS

         In connection with the completion of the Company's $6,500,000 private placement offering in May 1996, the Company issued an aggregate of 1,268,293 Common Stock Purchase Warrants to purchase 1,268,293 shares of Common Stock. Additionally, the Company also issued an aggregate of 126,828 Units to the Company's placement agents which include an aggregate of 126,828 warrants to purchase 126,828 shares of Common Stock. These warrants are exercisable at

$4.25 per share on or prior to June 30, 1999. Commencing December 1, 1996, the Company may redeem the Warrants at a price of $.05 per underlying share provided the closing price of the Company's Common stock is in excess of $10.00 per shares for 10 consecutive trading day period immediately prior to the notice provided by the Company. The shares of Common Stock underlying these warrants are included in the Registration Statement of which this Prospectus is a part.

         Additionally, there are outstanding 24,000 warrants to purchase 24,000 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$6.63 from April 15, 1998 to January 23, 1999.

         Warrant Holders do not have any voting or any other rights as stockholders of the Company. The Company's outstanding warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock. The Warrants may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date, as applicable) of such Warrant at the offices of the Company's transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of the Company), for the number of shares with respect to which the Warrant is being exercised. Shares of Common Stock issued upon exercise of Warrants and paid for in accordance with the terms of the Warrants.

OPTIONS

         Currently, there are outstanding 174,500 shares underlying options to purchase up to 174,500 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$4.15 from July 30, 1998, to October 10, 2000.

         Option Holders do not have any voting or any other rights as stockholders of the Company. The Company's outstanding options provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination ar reclassification of the Common Stock. The options may be exercised upon surrender of an option certificate on or prior to the expiration date of such option at the offices of the Company's transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of the Company), for the number of shares with respect to which the option is being exercised. Shares of Common Stock issued upon exercise of options and paid for in accordance with the terms of the options.

OVER-THE-COUNTER MARKET

COMMON STOCK

Nasdaq National Market System (NMS)

The Company's Common Stock is traded on the Nasdaq NMS under the symbol "GGIT." If for any reason the Common Stock does not continue to meet the requirements for inclusion on the Nasdaq System, then in such case the Company's Common stock would be expected to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In that effect, the Company's Common Stock would be covered by a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market. The ability of the Company to secure a symbol on the Nasdaq System does not imply that a meaningful trading market in its Common Stock will ever develop.

WARRANTS

OTC Bulletin Board

Currently, there is no public market for Warrants being offered hereby. If for any reason the Warrants are not accepted for inclusion on the Nasdaq System, then in such case the Warrants would be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board.

TRANSFER AGENT

The Transfer Agent for the shares of Common Stock is Montreal Trust Corporate Services Division, Montreal Trust Centre, 410 Burrard
Street, Vancouver B.C. Canada V6C 3B9.

                           CERTAIN MARKET INFORMATION


As of December 13, 1996, 9,416,877 shares of the Company's Common Stock are outstanding of which 1,446,123 shares will be "restricted securities," as such term is defined under the Securities Act of 1933, exclusive of the Common Stock to be sold pursuant to the Registration Statement of which this Prospectus is a part.

In general, Rule 144 (as presently in effect), promulgated under the Act, permits a stockholder of the Company who has beneficially owned restricted shares of Common Stock for at least two years to sell without registration, within any three-month period, such number of shares not exceeding the greater of 1% of the then outstanding shares of Common Stock or, if the Common Stock is quoted on Nasdaq, the average weekly trading volume over a defined period of time, assuming compliance by the Company with certain reporting requirements of Rule 144. Furthermore, if the restricted shares of Common Stock are held for at least three years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal stockholder of the Company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of the Company's Common Stock.

                                  LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort
Lauderdale, Florida 33301.

                                     EXPERTS

The consolidated financial statements of the Company, as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994 included in this Prospectus have been so included in reliance on the report of Moss Adams LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. As noted in the independent auditor's report prepared by Moss Adams LLP, the consolidated financial statements of the Company for the year ended March 31, 1994 were audited by KPMG. The 1994 information included in this prospectus has been so included in reliance on the report of KPMG, independent accountants, as set forth in their report appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

The Company has filed with the Commission, 450 Fifth Street, Washington, D.C., a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov).

                                GEOGRAPHICS, INC.

                                TABLE OF CONTENTS




                                                                       PAGE


INDEPENDENT AUDITOR'S REPORT OF MOSS ADAMS LLP...........................F-1

INDEPENDENT AUDITOR'S REPORT OF KPMG.....................................F-2

CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)

      Balance Sheet......................................................F-3

      Statement of Income................................................F-4

      Statement of Stockholders' Equity..................................F-5

      Statement of Cash Flows............................................F-6

      Notes to Financial Statements....................................F-7-F-15


CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

      Statement of Income................................................F-16

      Balance Sheet......................................................F-17

      Statement of Stockholders' Equity..................................F-17

      Statement of Cash Flows............................................F-18

      Notes to Financial Statements...................................F-19-F-20

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders
Geographics, Inc.

We have audited the accompanying consolidated balance sheets of Geographics, Inc. as of March 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Geographics, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The consolidated financial statements for the year ended March 31, 1994 were audited by other auditors whose report dated August 12, 1994 expressed an unqualified opinion on those statements.

MOSS ADAMS LLP

Bellingham, Washington
May 31, 1996

                          AUDITORS' REPORT TO THE DIRECTORS



We have audited the consolidated statements of operations, stockholders' equity and cash flow of Geographics, Inc. for the year ended March 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended March 31, 1994 in accordance with generally accepted accounting principles in the United States.

KPMG

Chartered Accountants

Vancouver, Canada

August 12, 1994


                                GEOGRAPHICS, INC.
                           CONSOLIDATED BALANCE SHEET
                             MARCH 31, 1996 AND 1995

                                     ASSETS
                                                                                   1996            1995
                                                                               -----------     -----------

CURRENT ASSETS
   Cash                                                                        $    50,028     $    15,348
   Accounts Receivable
      Trade receivables, net of allowance for doubtful accounts
        of $146,926 in 1996 and $115,000 in 1995                                 4,974,156       2,412,324
      Related party receivables                                                    899,422         338,975
      Other receivables                                                             62,572          59,215
   Inventory                                                                     9,139,273       2,901,155
   Deferred income taxes                                                           970,000          69,000
   Prepaid expenses and equipment deposits                                         793,409         331,803
                                                                               -----------     -----------
        Total current assets                                                    16,888,860       6,127,820
PROPERTY, PLANT AND EQUIPMENT, net                                               7,286,694       3,792,192
DEFERRED INCOME TAXES                                                              192,000         460,000
INVESTMENTS IN PARTNERSHIPS                                                        (34,484)        (91,270)
OTHER ASSETS                                                                       404,971         166,163
GOODWILL, net                                                                            -         159,768
                                                                               -----------     -----------
TOTAL ASSETS                                                                   $24,738,041     $10,614,673
                                                                               ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable to bank                                                      $   5,322,939  $    2,183,476
   Accounts payable                                                              2,634,598       1,318,601
   Accrued liabilities                                                           1,033,905         409,149
   Income tax payable                                                              145,278           8,633
   Notes payable to officers and directors                                       1,264,711               -
   Current portion of long-term debt                                               656,398         371,525
                                                                             -------------  --------------
        Total current liabilities                                               11,057,829       4,291,384
LONG-TERM DEBT                                                                   3,690,360       3,319,948
DEBENTURES AND NOTES PAYABLE TO OFFICERS AND DIRECTORS                         -                   200,000
                                                                             -------------  --------------
        Total liabilities                                                       14,748,189       7,811,332
                                                                             -------------  --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Common stock - 10,000,000 authorized, 8,004,584 and 5,176,213
      issued and outstanding in 1996 and 1995, respectively                      9,620,068       3,665,581
   Retained earnings (accumulated deficit)                                         369,784        (862,240)
                                                                             -------------  --------------
        Total stockholders' equity                                               9,989,852       2,803,341
                                                                             -------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  24,738,041  $   10,614,673
                                                                             =============  ==============

       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                GEOGRAPHICS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                    YEARS ENDED MARCH 31, 1996, 1995 AND 1994


                                                              1996            1995         1994
                                                          -------------  -------------  --------------
SALES
   Retail sales                                           $  19,758,700  $   9,129,886  $    6,370,413
   Related party sales                                        2,854,935      1,056,250         530,462
                                                          -------------  -------------  --------------

      Total sales                                            22,613,635     10,186,136       6,900,875

COST OF SALES                                                14,194,505      5,881,649       4,359,505
                                                          -------------  -------------  --------------
      Gross margin                                            8,419,130      4,304,487       2,541,370

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  5,734,901      2,873,476       3,109,562

AMORTIZATION OF GOODWILL                                        159,768        639,067         479,300
                                                          -------------  -------------  --------------
      Income (loss) from operations                           2,524,461        791,944      (1,047,492)
                                                          -------------  -------------  --------------
OTHER INCOME (EXPENSE)
   Other income                                                 130,090          1,930         196,834
   Interest expense                                            (787,848)      (457,499)       (356,060)
                                                          -------------  -------------  --------------
      Total other income (expense)                             (657,758)      (455,569)       (159,226)
                                                          -------------  -------------  --------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES               1,866,703        336,375      (1,206,718)

INCOME TAX PROVISION (BENEFIT)                                  634,679       (411,367)         34,800
                                                          -------------  -------------  --------------
NET INCOME  (LOSS)                                        $   1,232,024  $     747,742  $   (1,241,518)
                                                          =============  =============  ==============

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
   Primary                                                      $    .19      $    .16        $  (.28)
   Assuming full dilution                                       $    .18      $    .14        $  (.28)
                                                                ========      ========        =======

SHARES USED IN COMPUTING EARNINGS PER
COMMON AND COMMON EQUIVALENT SHARE
   Primary                                                     6,606,499     4,549,101      4,424,535
   Assuming full dilution                                      7,204,220     5,816,260      4,424,535
                                                               =========     =========      =========

      SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                GEOGRAPHICS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                                        RETAINED
                                                             COMMON STOCK               EARNINGS
                                                         --------------------
                                                         SHARES         AMOUNT          (DEFICIT)         TOTAL
                                                         ------         ------          ---------         -----
BALANCE, March 31, 1993                                4,231,729     $ 2,887,159  $     (368,464)  $    2,518,695

Common shares issued for cash
on exercise of options                                   284,000         194,337               -          194,337

Net loss                                                       -               -      (1,241,518)      (1,241,518)
                                                       ---------      ----------  --------------   --------------

BALANCE, March 31, 1994                                4,515,729       3,081,496      (1,609,982)       1,471,514

Notes payable and debentures converted
to common stock                                          334,762         297,042               -          297,042

Common stock issued for cash
on exercise of warrants                                  325,722         287,043               -          287,043

Net income                                                     -               -         747,742          747,742
                                                       ---------       ---------  --------------   --------------

BALANCE, March 31, 1995                                5,176,213       3,665,581        (862,240)       2,803,341

Proceeds from issuance of common stock                   520,000       1,986,100               -        1,986,100

Notes payable, debentures and other liabilities
converted to common stock                              1,540,371       2,169,233               -        2,169,233

Common stock issued for cash on exercise
of stock options and warrants, including
income tax benefit                                       768,000       1,799,154               -        1,799,154

Net income                                                     -               -       1,232,024        1,232,024
                                                       ---------  --------------  --------------   --------------

BALANCE, March 31, 1996                                8,004,584  $    9,620,068  $      369,784   $    9,989,852
                                                       =========  ==============  ==============   ==============

       SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                GEOGRAPHICS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    YEARS ENDED MARCH 31, 1996, 1995 AND 1994
                           Increase (Decrease) in Cash


                                                                           1996           1995              1994
                                                                       -------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                   $   1,232,024  $     747,742  $   (1,241,518)
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH FLOWS FROM OPERATING ACTIVITIES
   Depreciation and amortization                                           1,124,999      1,295,262         936,266
   Deferred income taxes                                                     125,000       (529,000)         34,800
   Loss on sale of property and equipment                                        594         13,468          12,687
   Equity income from investment in partnerships                                   -              -         (30,639)
CHANGES IN NONCASH OPERATING ASSETS AND LIABILITIES
   Trade receivables                                                      (2,561,832)    (1,471,823)       (287,411)
   Related party receivables                                                (560,447)      (338,975)         68,758
   Other receivables                                                          (3,357)       (19,504)        (12,386)
   Inventory                                                              (6,238,118)    (1,059,674)         22,705
   Prepaid expenses and deposits                                            (461,606)      (210,110)        (51,737)
   Accounts payable                                                        1,315,997      1,074,647          82,553
   Accrued liabilities                                                       814,756        (48,828)        336,637
   Income tax payable                                                        336,645        167,633        (145,852)
                                                                       -------------  -------------  --------------
      Net cash flows from operating activities                            (4,875,345)      (379,162)       (275,137)
                                                                       -------------  -------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net borrowings on note payable to bank                                  3,139,463        990,427         968,835
   Proceeds from long-term debt borrowings                                 1,003,029        765,125       1,351,924
   Repayment of long-term debt                                              (467,986)      (232,685)       (214,904)
   Proceeds from notes payable to officers and directors                   2,452,573         22,746          49,184
   Repayments of notes payable to officers and directors                    (398,629)      (134,888)        (10,018)
   Proceeds from issuance of common stock                                  2,827,254        287,043         194,337
                                                                       -------------  -------------  --------------
      Net cash flows from financing activities                             8,555,704      1,697,768       2,339,358
                                                                       -------------  -------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of plant and equipment                                        (3,296,165)    (1,463,768)       (744,701)
   Proceeds from sale of equipment                                            16,741         30,000          98,563
   Net advances from (repayments to) partnerships                            (56,786)       250,422          34,376
   Increase in other assets                                                 (309,469)      (119,912)         14,913
   Acquisition of business                                                         -              -      (1,500,000)
                                                                       -------------  -------------  --------------
      Net cash flows from investing activities                            (3,645,679)    (1,303,258)     (2,096,849)
                                                                       -------------- -------------  --------------
NET CHANGE IN CASH                                                            34,680         15,348         (32,628)
CASH, beginning of year                                                       15,348              -          32,628
                                                                       -------------  -------------  --------------
CASH, end of year                                                      $      50,028  $      15,348  $            -
                                                                       =============  =============  ==============

NONCASH INVESTING AND FINANCING ACTIVITIES
   Issuance of common stock on conversion of notes payable,
   debentures and other liabilities                                    $   2,169,233  $  297,042     $       -
                                                                       =============  ==========     ==========
   Financing obtained directly from
   sellers in acquisition of equipment                                 $  1,110,242   $  346,644     $ 351,923
                                                                       ============   ==========     ==========
   Income tax benefit related to exercise
   of stock options and warrants                                       $  958,000     $       -      $       -
                                                                       ============   ==========     ==========

       See accompanying notes to these consolidated financial statements.

                                GEOGRAPHICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          March 31, 1996, 1995 and 1994


NOTE 1 - DESCRIPTION OF OPERATIONS

Geographics, Inc. (the "Company") is a Wyoming corporation with its offices and main manufacturing facilities located in Blaine, Washington. The Company also has warehouse/distribution facilities near London, England, and warehouse/ manufacturing facilities in Bellingham, Washington. The Company is a manufacturer of designer stationeries, value-added papers, lettering, signage and graphic art products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Geographics (Europe) Limited and Geographics Marketing Canada. Significant intercompany transactions have been eliminated in consolidation.

(b) Accounts Receivable - The Company typically offers credit terms to its customers, which generally require payment within sixty days. Management considers all accounts receivable in excess of the allowance for doubtful accounts to be fully collectible. Accounts receivable are not collateralized.

(c) Inventory - Inventory is valued at the lower of cost on a first-in, first-out (FIFO) basis or market.

(d) Property and Equipment - Property and equipment is stated at historical cost. Depreciation is provided based on useful lives of five to twenty years, using primarily the straight-line method. Betterments, renewals and repairs that extend the life of assets are capitalized. Repairs and maintenance items are expensed when incurred. Depreciation expense was $894,570, $622,737 and $456,956 during the years ended March 31, 1996, 1995 and 1994, respectively.

(e) Goodwill - Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible assets of businesses acquired. Goodwill was amortized on a straight-line basis over a period of two years.

(f) Federal Income Taxes - The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities represent the estimated tax effects of future deductible or taxable amounts attributed to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. This method also allows recognition of income tax benefits for loss carryforwards, credit carryforwards and certain temporary differences for which tax benefits have not previously been recorded. The tax benefits recognized as assets must be reduced by a valuation allowance where it is more likely than not the benefits may not be realized.

(g) Foreign Currency Translation - The financial statements of the Company's non-U.S. Subsidiaries whose "functional" currencies are other than U.S. Dollars are translated at current rates of exchange. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded directly into a separate component of stockholders' equity, if significant. Certain other translation adjustments and transaction gains and losses are reported in net income in the period they are realized.

(h) Investment in Partnership - The Company accounts for its 70 percent respective partnership interest in International Geographics of Ontario (the "Partnership") using the equity method. The effect of consolidating the accounts of the Partnership would be immaterial to these consolidated financial statements. Advances between the Company and the Partnership for working capital purposes are accounted for as changes to investments in Partnership.
The Partnership distributes the Company's products in Canada.

International Geographics of Ontario was dissolved during the current year. The Company is in the process of winding up the affairs of the partnership at March 31, 1996.

(i) Earnings per Common and Common Equivalent Shares - Primary earnings per common share equals net earnings divided by the weighted average number of common shares outstanding, after giving effect to dilutive stock options and warrants. Fully diluted earnings per common share equals net earnings plus after-tax interest incurred on convertible debentures divided by the weighted average number of common shares outstanding after giving effect to

                                GEOGRAPHICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          March 31, 1996, 1995 and 1994


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

dilutive stock options, warrants and shares assumed to be issued on conversion of the convertible debentures. Fully diluted earnings per common share includes $44,712 and $66,792 in after-tax interest on convertible debentures during the years ended March 31, 1996 and 1995, respectively. The stock options, warrants and convertible debentures are not included in the earnings per share calculations for 1994 because they are antidilutive.

(j) Capital Stock - The Company follows the practice of recording amounts received upon the exercise of stock options and warrants by crediting common stock. No charges are reflected in the consolidated statement of income as result of the grant or exercise of stock options or warrants. The Company realizes an income tax benefit from the exercise of certain stock options and warrants, which results in an increase in common stock and an increase in deferred tax assets, or reduction in income tax payable, depending on the timing of the income tax deduction available to the Company.

(k) Reclassifications - Certain prior year amounts have been reclassified to conform to current year presentation. Such reclassifications had no effect on previously reported earnings or accumulated deficit.

(l) Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(m) Advertising Costs - Advertising costs are charged to expense in the period in which they occur. The Company participates with its customers in cooperative advertising programs, in which the Company reimburses the customers for a portion of their advertising costs. Advertising expense amounted to $867,198, $271,160 and $271,172 in 1996, 1995 and 1994, respectively.

(n) Fair Value of Financial Instruments - Statement of Financial Accounting Standard ("SFAS") No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of the fair value of financial instruments, both assets and liabilities, recognized and not recognized, in the consolidated balance sheet of the Company for which it is practicable to estimate fair value. The estimated fair values of financial instruments which are presented herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

The following methods and assumptions were used to estimated fair value:

/bullet/ The carrying amounts of cash, receivables, accounts payable and accrued liabilities approximate fair value due to their short-term nature.

/bullet/ Discounted cash flows using current interest rates for financial instruments with similar characteristics and maturity were used to determine the fair value of short- and long-term debt.

There were no significant differences as of March 31, 1996 and 1995 in the carrying value and fair value of financial instruments.

(o) New Accounting Pronouncements - SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, establishes financial accounting and reporting standards for stock-based employee compensation plans, including stock option plans, stock purchase plans, restricted stock, and stock appreciation rights. SFAS No. 123 defines and encourages the use of the fair value method of accounting for employee stock-based compensation. Continuing use of the intrinsic value based method of accounting prescribed in ACCOUNTING PRINCIPLES BOARD OPINION NO. 25 ("APB 25") for measurement of employee stock-based compensation is allowed with pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. Transactions in which equity instruments are

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

issued in exchange for goods or services from nonemployees must be accounted for based on the fair value of the consideration received or of the equity instrument issued, whichever is more reliably measurable. SFAS No. 123 is effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company has determined that it will continue to use the method of accounting prescribed in APB 25 for measurement of employee stock-based compensation, and will begin providing the required pro forma disclosures in its financial statements for the year ending March 31, 1997, as allowed by SFAS No. 123.

SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Long-lived assets and certain identifiable intangibles to be held and used by a company are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for such long-lived assets and identifiable intangibles should be based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are required to be reported generally at the lower of the carrying amount or fair value less cost to sell. SFAS No. 121 is effective for fiscal years that begin after December 15, 1995. Management estimates that SFAS No. 121 will not have a significant impact on the Company's financial position or results of operations.

NOTE 3 - INVENTORY
                                                 1996         1995
                                            -------------  ------------

Raw materials                               $   1,325,837  $    971,281
Work in progress                                3,304,407       873,799
Finished goods                                  4,509,029     1,056,075
                                            -------------  ------------
                                            $   9,139,273  $  2,901,155
                                            =============  ============

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

                                                                        ACCUMULATED        NET BOOK VALUE
                                                                        -----------   ------------------------
                                                            COST       DEPRECIATION       1996          1995
                                                       --------------  -------------  -----------  ------------
Land $                                                 $    114,563  $           -  $     114,563  $    114,563
Buildings                                                 3,446,169        675,678      2,770,491     1,107,831
Machinery and equipment                                   4,499,744      2,057,745      2,441,999     1,769,768
Machinery and equipment under capital lease               1,998,853        357,376      1,641,477       741,217
Automobiles                                                 304,071         89,840        214,231        58,813
Leasehold improvements                                       29,166          1,374         27,792             -
Construction in progress                                     76,141              -         76,141             -
                                                       ------------  -------------  -------------  ------------
                                                       $ 10,468,707  $   3,182,013  $   7,286,694  $  3,792,192
                                                       ============  =============  =============  ============

NOTE 5 - FINANCING ARRANGEMENTS
                                                                                          1996          1995
                                                                                      -------------  --------------
Installment notes payable to banks, fixed interest rates ranging from 8.825% to
10% (in 1995 rates ranged from fixed 10% to prime plus 1.25%), payable in
monthly installments through October 2010, secured by real estate.                    $   2,341,057   $   1,490,753


Capital lease obligations collateralized by certain equipment and fixtures.               1,609,424         736,136
                                                                                      -------------  --------------
Balance carried forward                                                               $   3,950,481  $    2,226,889
                                                                                      -------------  --------------

                                       F-9

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994


NOTE 5 - FINANCING ARRANGEMENTS (Continued)
                                                                                           1996           1995
                                                                                      -------------  -------------
Balance brought forward                                                               $   3,950,481  $   2,226,889

Installment notes payable to banks, interest rates ranging from fixed 9.75% to variable rates from prime plus 1% to prime plus 1.5%, payable in monthly
installments through October 2000, collateralized by certain equipment.                     396,277         474,584

Convertible  subordinated  debentures,  bearing interest at a fixed rate of 8% per
annum, convertible into common shares of the Company.                                            -          990,000
                                                                                      -------------  --------------
                                                                                          4,346,758       3,691,473
Less current portion                                                                        656,398         371,525
                                                                                      -------------  --------------
                                                                                      $   3,690,360  $    3,319,948
                                                                                      =============  ==============

The prime rate was 8.25% and 9% at March 31, 1996 and 1995, respectively.

The Company has a revolving credit agreement with a bank for up to $12,000,000, with interest on outstanding advances payable monthly at the bank's prime rate, with any unpaid advances due in full on July 25, 1996. Total outstanding advances under revolving credit agreements were $5,322,939 and $2,183,476 at March 31, 1996 and 1995, respectively.

The revolving credit agreement, installment notes and capital lease obligations are collateralized by substantially all of the assets of the Company. In addition, the revolving credit agreement and certain other financing arrangements require the Company to comply with several debt covenants, the most restrictive of which includes the maintenance of liquidity and coverage ratios.

The convertible subordinated debentures ("debentures") were convertible at the holder's option into common shares of the Company at a conversion rate of 904 common shares per $1,000 principal amount of debenture. At March 31, 1996, all debentures have been converted.

At March 31, 1996, principal payments on long-term debt and capital lease obligations are expected to be as follows:

            1997                               $     656,398
            1998                                     613,783
            1999                                     620,704
            2000                                     632,582
            2001                                     457,210
         Thereafter                                1,366,081
                                               -------------
                                               $   4,346,758
                                               =============

Future minimum lease payments under capital leases together with the present value of minimum lease payments as of March 31, 1996 are as follows:

            1997                                $     467,662
            1998                                      419,708
            1999                                      409,974
            2000                                      409,404
            2001                                      249,693
                                                -------------
Total minimum lease payments                        1,956,441
Less amount representing imputed interest             347,017
                                                -------------
Present value of minimum lease payments         $   1,609,424
                                                =============

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994

NOTE 6 - FEDERAL INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                                      1996            1995         1994
                                                  -------------  -------------  ------------
    Current provision                             $     509,679  $     117,633  $          -
    Deferred provision                                  125,000       (529,000)       34,800
                                                  -------------  -------------  ------------
       Total income tax provision (benefit)       $     634,679  $    (411,367) $     34,800
                                                  =============  =============  ============

The total tax provision differs from the amount computed using the statutory federal income tax rate as follows:

                                                                          1996         1995         1994
                                                                       -----------  -----------  ------------
    Tax expense (benefit) at statutory rate                            $   635,000  $   114,000  $   (422,000)
    Other differences, net                                                    (321)     (64,367)       (4,200)
    Change in valuation allowance for deferred tax assets                        -     (461,000)      461,000
                                                                       -----------  -----------  ------------
       Total income tax provision (benefit)                            $   634,679  $  (411,367) $     34,800
                                                                       ===========  ===========  ============

The significant components of deferred income tax expense (benefit) are as follows:

                                                                          1996        1995       1994
                                                                       ----------  ----------  ----------
    Utilization of tax credit carryforward                             $  105,000  $        -  $        -
    Depreciation of plant and equipment                                    88,000      43,000      30,000
    Change in charitable contributions carryforward                        31,000       2,000     (33,000)
    Inventory differences                                                 (10,000)     43,000     (92,000)
    Other differences, net                                                (20,000)     13,000      (7,200)
    Amortization of goodwill and intangibles                              (31,000)   (175,000)   (113,000)
    Change in allowance for doubtful accounts                             (38,000)      4,000           -
    Increase in tax credit carryforward                                         -    (137,000)    (72,000)
    Effect of net operating loss carryforwards                                  -     139,000    (139,000)
    Change in valuation allowance for deferred tax assets                       -    (461,000)    461,000
                                                                       ----------  ----------  ----------
       Total deferred income tax expense (benefit)                     $  125,000  $ (529,000) $   34,800
                                                                       ==========  ==========  ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                                           1996           1995
                                                                                      -------------  ---------
DEFERRED TAX ASSETS

    Income tax benefit related to exercise of stock options and warrants              $   758,000  $       -
    Goodwill and intangible assets, principally due to amortization differences           380,000     349,000
    Alternative minimum tax credit carryforwards                                          104,000     209,000
    Inventory, principally due to additional cost inventoried for tax purposes
      and financial statement allowances                                                   59,000      49,000
    Accounts receivable, due to allowance for doubtful accounts                            50,000      12,000
    Employee benefits, principally due to accruals for financial reporting purposes        21,000       9,000
    Other differences, net                                                                  4,000       3,000
    Charitable contributions carryforward                                                       -      31,000
                                                                                      -----------  ----------

        Net deferred tax assets                                                         1,376,000     662,000
DEFERRED TAX LIABILITIES
    Plant and equipment, principally due to depreciation differences                      214,000     133,000
                                                                                      -----------  ----------
        Net deferred tax assets                                                       $ 1,162,000  $  529,000
                                                                                      ===========  ==========

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994


NOTE 6 - FEDERAL INCOME TAXES (Continued)

At March 31, 1996 and 1995, the Company's net deferred tax assets are presented as follows:

                                                  1996         1995
                                               -----------  ----------
    Current deferred tax assets                $   970,000  $   69,000
    Long-term deferred tax assets                  192,000     460,000
                                               -----------  ----------
                                               $ 1,162,000  $  529,000
                                               ===========  ==========

The valuation allowance for deferred tax assets as of April 1, 1994 was $461,000. The net change in the total valuation allowance for the twelve months ended March 31, 1995 was a decrease of $461,000. Of this amount, $139,000 resulted from the utilization of net operating losses during the year ended March 31, 1995. An additional $60,000 resulted from realization of tax benefits of temporary differences which reversed during the year ended March 31, 1995. The remaining $262,000 decrease resulted from the Company's reevaluation of the realizability of future income tax benefits expected to be generated through the utilization of its existing deferred tax assets. Based on the Company's current operating income and expectations for the future, management determined that future operating and taxable income will more likely than not be sufficient to fully recognize all deferred tax assets existing at March 31, 1996 and 1995. As a result, the carrying value of the net deferred tax asset was increased by $262,000 at March 31, 1995. This increase was recognized as an income tax benefit during the year ended March 31, 1995.

At March 31, 1996, the Company has alternative minimum tax credit carryforwards of approximately $104,000 which are available to reduce future regular federal income taxes over an indefinite period.


NOTE 7 - RELATED PARTY TRANSACTIONS

On September 15, 1995, officers and directors converted debentures in an aggregate face amount of $200,000 into 219,178 common shares. The debentures were convertible at the holder's option into common shares of the Company at Cdn. $1.25 per share, to a maximum of 219,178 common shares. There is no remaining balance of these debentures outstanding at March 31, 1996.

The Company issued $996,000 of convertible debentures payable to officers and directors on September 26, 1995. The debentures were convertible at the holder's option into common shares of the Company at Cdn. $4.45 per share, to a maximum 274,233 common shares. On December 22, 1995, these debentures were converted into 274,233 common shares, and are no longer outstanding.

At March 31, 1996, certain officers and directors had advanced the Company $1,264,711 in the form of uncollateralized notes payable. The notes are payable on demand and are classified as current liabilities. Interest on these notes are payable monthly at the rate of prime plus 1%.

Total interest costs associated with these notes and debentures was approximately $60,000 during each of the years ended March 31, 1996 and 1995.

On January 23, 1996, the Company completed a private placement of 500,000 common shares to officers and directors at a price of Cdn. $5.75. Total cash received, net of issuance costs, totaled $1,906,100.

Sales to Martin Distribution, Inc. ("Martin"), a company related through common directorship, amounted to $2,854,935, $1,056,750 and $530,462 during the years ended March 31, 1996, 1995 and 1994, respectively. Trade receivables due from Martin amounted to $899,422 and $338,975 at March 31, 1996 and 1995, respectively.

The Partnership recorded purchases from Martin in the aggregate amount of $118,659, $261,765 and $496,762 during the years ended March 31, 1996, 1995 and
1994, respectively.

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994

NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

The Company recorded management fee income from Martin and the Partnership of $155,651 and $46,477, respectively, during the year ended March 31, 1994.


NOTE 8 - EMPLOYEE BENEFIT PLANS

As of March 31, 1996, the Company had reserved 220,000 shares of common stock for issuance to key employees, officers and directors. Options to purchase the Company's common stock are granted at a price equal to the market price of the stock at the date of grant, and are exercisable upon issuance and regulatory approval. All options expire no more than five years after the date of grant. Option prices per share are expressed in Canadian dollars.


                                                                   OPTION
                                                    NUMBER OF       PRICE
                                                     SHARES       PER SHARE
                                                      ------    ------------

Outstanding at March 31, 1993                         420,000   $0.75 - 1.19
Granted                                               315,000   $0.90 - 1.26
Exercised                                            (284,000)  $0.75 - 1.19
                                                     --------

Outstanding at March 31, 1994                         451,000   $1.10 - 1.26
Granted                                               129,000   $1.00 - 1.19
Canceled                                             (128,000)  $1.10 - 1.19
                                                     --------

Outstanding at March 31, 1995                         452,000   $1.00 - 1.26
Granted                                               246,000   $2,00 - 4.15
Exercised                                            (478,000)  $1.00 - 2.00
                                                     --------

Outstanding at March 31, 1996                         220,000   $1.00 - 4.15
                                                     ========


In addition, warrants to purchase 24,000 and 154,000 shares of common stock at prices ranging from Cdn. $1.05 (U.S. $.75) to Cdn. $6.63 (U.S. $4.77) were outstanding as of March 31, 1996 and 1995, respectively. These warrants were granted to key employees of the Company, are exercisable upon issuance and expire on April 15, 1998 and January 23, 1999. The exercise price of the warrants was equal to the market price of the stock at the date the warrants were issued.

On April 1, 1995, the Board of Directors approved a retirement savings plan, which permits eligible employees to make contributions to the plan on a pretax salary reduction basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Company makes a matching stock contribution of 10% of the employee's pretax contribution. Eligible employees may contribute up to 18% of their pretax compensation. Total expense related to this plan was $20,619 during the year ended March 31, 1996.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company conducts certain operations in leased facilities, under leases that are classified as operating leases for financial statement purposes. The leases provide for the Company to pay real estate taxes, common area maintenance,

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

and certain other expenses. Lease terms, excluding renewal option periods exercisable by the Company at escalated rents, expire between August 1996 and February 2006. In addition to the base lease term, the Company has various renewal option periods. In addition, certain equipment used in the Company's operations is leased under operating leases. A schedule of noncancelable operating lease commitments are as follows:

            1997                              $  154,217
            1998                                 126,589
            1999                                  88,489
            2000                                  35,149
            2001                                  26,434
         Thereafter                               97,108
                                              ----------
                                              $  527,986
                                              ==========


On January 23, 1996, the Company placed an order for a printing press. The cost of the press is approximately $1,200,000, which is expected to be delivered during the second quarter of fiscal year 1997. The Company has a commitment from a financial institution to provide capital lease financing for this equipment.

There are various claims, lawsuits, and pending actions against the Company incident to the operations of its business. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or liquidity.


NOTE 10 - SUBSEQUENT EVENTS

On May 1, 1996, the Company completed a private placement of 1,268,293 units at a price of U.S. $5.125 per unit. Total proceeds from this transaction approximated $6,500,000. Each unit included one common share of the Company and a warrant to purchase one additional common share of the Company at U.S. $6.50. The warrants were exercisable upon issuance and regulatory approval, and expire June 1, 1999.


NOTE 11 - INFORMATION ABOUT CREDIT RISK AND BUSINESS CONCENTRATIONS

Assets for which the Company has credit risk include trade accounts receivable, which amounted to $5,873,578 and $2,751,299 at March 31, 1996 and 1995,
respectively. The Company's trade customers are concentrated in the retail office products industry and mass market retail stores. Sales to four major customers approximated 80%, 65% and 59% of total sales for the years ended March 31, 1996, 1995 and 1994, respectively. Amounts due from three customers approximated 75% and 71% of the total accounts receivable at March 31, 1996 and 1995, respectively.

The Company expects that sales to relatively few customers will continue to account for a high percentage of its net sales in the foreseeable future and believes that its financial results depend in significant part upon the success of these few customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the loss of a significant customer or any reduction in orders by any significant customers, including reductions due to market, economic or competitive conditions in the designer stationary or specialty papers industry, may have a material adverse effect on the Company's business, financial condition and results of operations.

The following table represents approximate sales and trade accounts receivable related to the Geographic regions in which the Company operates.

                                GEOGRAPHICS, INC.

                          March 31, 1996, 1995 and 1994


NOTE 11 - INFORMATION ABOUT CREDIT RISK AND BUSINESS CONCENTRATIONS (Continued)

                                               1996
                           TOTAL     UNITED STATES     CANADA           OTHER
                         -------     -------------   --------        --------

Sales                         100%           86%            13%             1%
                         ========     =========      =========       ========
Accounts receivable           100%           83%            15%             2%
                         ========     =========      =========       ========


                                                1995
                           TOTAL    UNITED STATES      CANADA         OTHER
                         -------    -------------    --------        --------
Sales                         100%           89%            10%             1%
                         ========     =========      =========       ========
Accounts receivable           100%           85%            12%             3%
                         ========     =========      =========       ========


                                                1994
                           TOTAL    UNITED STATES       CANADA        OTHER
                          -------   -------------     --------       --------
Sales                         100%           91%             8%             1%
                         ========     =========      =========       ========

The Company purchases goods from approximately 700 vendors. One vendor accounted for a significant portion of the Company's total merchandise purchases during the years ended March 31, 1996 and 1995. The Company purchases commodity paper and other related products from this broker/vendor that could be supplied by other sources. There can be no assurances that the relationship between the Company and this vendor will continue and the loss of the purchasing power the Company has established with this company would likely have a material adverse effect on the Company. The Company does not consider itself dependent on any single source for materials to manufacture its products.


NOTE 12 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                1996       1995       1994
                                             ---------  ---------  ---------

Cash paid during the year for interest       $ 812,416  $ 465,377  $ 338,558
                                             =========  =========  =========
Net cash paid (received) during the year     $ 173,034  $ (50,000) $ 151,996
for income taxes                             =========  =========  =========
                                       F-15

                                GEOGRAPHICS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                                          SIX MONTHS ENDED
                                                                           ----------------------------------------------
                                                                                SEPT. 30                     SEPT. 30
                                                                                  1996                          1995
                                                                           ----------------               ---------------
Sales                                                                      $   13,029,743                 $  10,093,834

Cost of Sales                                                                   7,809,954                     6,178,249
                                                                           ----------------               ---------------

Gross Margin                                                                    5,219,789                     3,915,585

S.G. & A Expense                                                                4,009,344                     2,603,692
Goodwill Amortization                                                                   0                       159,768
                                                                           ----------------               ---------------

Operating Income                                                                1,210,445                     1,152,125

Other Income (Expenses)
     Interest Expense                                                            (394,112)                     (358,337)
     Other                                                                        (13,841)                       89,154
                                                                           ----------------               ---------------

Income Before Provision
     for Income Taxes                                                             802,492                       882,942

Income Tax Provision                                                              283,209                       300,201
                                                                           ----------------               ---------------

Net Income                                                                 $      519,283                 $     582,741
                                                                           ================               ===============

Earnings Per Common and
     Common Equivalent Share
         Primary                                                                    $0.06                         $0.10
         Assuming full dilution                                                     $0.06                         $0.09

Share used in computing earnings per common and common equivalent shares:
     Primary                                                                    9,198,337                     5,869,219
     Assuming full dilution                                                     9,199,419                     7,132,239



        SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS


                                GEOGRAPHICS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                      ASSETS
                                                                SEPT. 30, 1996                    MARCH 31, 1996
                                                              ------------------                -----------------
                                                                   (UNAUDITED)                      (AUDITED)
Current Assets
Cash                                                          $          188,948                $          50,028
Accounts receivable, net                                               5,293,250                        4,974,156
Related party receivables                                                      0                          899,422
Other receivables                                                        180,608                           62,572
Inventories                                                           13,275,929                        9,139,273
Deposits                                                               1,394,255                          597,693
Prepaid expenses                                                         483,794                           99,204
Deferred income tax                                                      837,339                          970,000
Other                                                                    145,900                           96,512
                                                              ------------------                -----------------
     Total current assets                                             21,800,023                       16,888,860

Property, plant & equipment, net                                       9,393,035                        7,286,694
Deferred income tax                                                      192,000                          192,000
Investment in partnerships                                               119,596                          (34,484)
Other assets                                                             397,504                          404,971
                                                              ------------------                -----------------
     Total Assets                                             $       31,902,158                $      24,738,041
                                                              ==================                =================

                 LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Note payable to bank                                          $        4,398,617                $       5,322,939
Accounts payable                                                       2,010,041                        2,634,598
Accrued liabilities                                                    1,946,773                        1,033,905
Income tax  payable                                                       45,952                          145,278
Note payable to officer & director                                     1,000,000                        1,264,711
Current portion of long-term debt                                        782,302                          656,398
                                                              ------------------                -----------------
     Total current liabilities                                        10,183,685                       11,057,829

Long-term debt                                                         4,665,842                        3,690,360
                                                              ------------------                -----------------

     Total liabilities                                                14,849,527                       14,748,189
                                                              ------------------                -----------------

Stockholders' Equity
Common stock, without par value; 100,000,000 shares
authorized; 9,412,877 and 8,004,584 issued and
outstanding on Sept. 30, 1996 and March 31, 1996,
respectively                                                          16,159,408                        9,620,068
Foreign currency translation adjustment                                    4,156                                0
Retained earnings                                                        889,067                          369,784
                                                              ------------------                -----------------
     Total Stockholders' Equity                                       17,052,631                        9,989,852
                                                              ------------------                -----------------

     Total Liabilities and Stockholders' Equity                $      31,902,158                $      24,738,041
                                                              ==================                =================

        SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                                                 GEOGRAPHICS, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (Unaudited)
                                                                                       SIX MONTHS ENDED
                                                                                ----------------------------------
                                                                                SEPT. 30, 1996      SEPT. 30, 1995
                                                                                --------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                  $   519,283         $   582,742
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH FLOWS FROM OPERATING ACTIVITIES
     Depreciation and amortization                                                   759,980             612,839
     Common stock issued in lieu of other liabilities                                      0             130,000
     Deferred income tax                                                             132,661                   0
     (Gain) loss on sale of property and equipment                                     8,985                (119)
     Equity loss from investments in partnerships                                          0              (3,655)
CHANGES IN OPERATING ASSETS AND LIABILITIES
     Accounts receivable                                                            (138,848)           (452,290)
     Related party receivables                                                       899,422                   0
     Other receivables                                                              (118,036)            (73,677)
     Inventory                                                                    (3,939,208)         (3,288,691)
     Deposits                                                                       (796,562)           (181,047)
     Prepaid expenses                                                               (384,590)           (278,575)
     Other current assets                                                            (49,388)             (6,162)
     Accounts payable                                                               (624,557)            509,218
     Accrued liabilities                                                             522,029             370,830
     Income tax payable                                                              (99,326)             64,851
                                                                                 -----------         -----------
         Net cash flows from operating activities                                 (3,308,155)         (2,013,736)
                                                                                 -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (repayments) on note payable to bank                            (924,322)          1,347,001
     Proceeds from short-term borrowings                                                   0             800,000
     Proceeds from long-term debt borrowings                                         225,000             583,324
     Repayment of long-term debt                                                    (343,378)           (259,549)
     Proceeds (repayment) of notes to officers & directors                          (264,711)            900,000
     Proceeds from issuance of common stock                                        6,539,340              52,152
     Foreign currency translation                                                      4,156                   0
                                                                                 -----------         -----------
         Net cash flows from financing activities                                  5,236,085           3,422,928
                                                                                 -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of equipment                                                        (1,607,921)         (1,204,941)
     Proceeds from sale of equipment                                                   6,887              16,741
     Net (increase) decrease in advances to partnerships                            (154,080)           (182,634)
     Change in other assets                                                          (33,896)            (14,567)
                                                                                 -----------         -----------
         Net cash flows from investing activities                                 (1,789,010)         (1,385,401)
                                                                                 -----------         -----------
NET CHANGE IN CASH                                                                   138,920              23,791
CASH, beginning of year                                                               50,028              15,348
                                                                                 -----------         -----------
CASH, end of quarter                                                             $   188,948         $    39,139
                                                                                 ===========         ===========
NONCASH INVESTING AND FINANCING ACTIVITIES
     Financing obtained directly from sellers in acquisition
     of equipment                                                                $ 1,219,764         $   242,293
                                                                                 ===========         ===========
     Assets acquired directly in acquisition of business                         $   390,839         $         0
                                                                                 ===========         ===========

        SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED FINANCIAL STATEMENTS

                                GEOGRAPHICS, INC.
                   Notes to Consolidated Financial Statements

1. The accompanying interim unaudited consolidated financial statements of Geographics, Inc. (the "Company" or "Geographics") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's consolidated financial statements and notes thereto for the fiscal year ended March 31, 1996.

     The consolidated financial statements include the accounts of Geographics, Inc. and its wholly-owned subsidiaries; Geographics Marketing Canada Inc., Geographics (Europe) Limited, Geographics Australia, Pty. Limited, and Geographics Foreign Sales Corporation. All intercompany balances and transactions have been eliminated.

     Certain of the Company's locations calculated cost of sales using an estimated gross profit method for interim periods. Cost of sales at these locations are adjusted based on physical inventories which are performed no less than once a year.

2. The Company has a $12,000,000 revolving credit agreement with a bank. Interest on outstanding advances is payable monthly at the bank's prime rate. Outstanding balances as of September 30, 1996 and March 31, 1995 were $4,398,617 and $5,322,939, respectively.

     The prime rate was 8.25% and 8.25% at September 30, 1996 and March 31, 1996, respectively.

3. On May 1, 1996, the Company completed a private placement of 1,268,293 units at a price of $5.125 per unit. Total proceeds from this transaction approximated $6,500,000. Each unit included one common share of the Company and one warrant to purchase one additional common share of the Company at $4.25. The warrants are exercisable upon issuance and regulatory approval, and expire June 1, 1999.

4. On January 23, 1996, the Company placed an order for a printing press. The cost of the press is approximately $1,200,000 which is expected to be delivered during the third quarter of fiscal year 1997. On June 27, 1996, the Company placed an order for a packaging machine. The cost of the packaging machine is approximately $750,000 and is expected to be delivered during the third quarter of fiscal year 1997. The Company has commitments from financial institutions to provide capital lease financing for these equipment orders.

5. An officer and director has received notes from the Company in exchange for $1,000,000. The notes are payable on demand and are classified as current liabilities. Interest on these notes is payable monthly at the rate of prime plus 1%.

6. On July 3, 1996, the Company agreed to purchase substantially all of the assets of Grahams Graphics Pty. Ltd., its exclusive distributor in Australia. The total purchase price is expected to approximate $390,000 to be paid as follows: (i) the issuance of 50,000 share of common stock (valued at an aggregate of $200,000); (ii) the issuance of options to purchase an additional 50,000 share of common stock for $4.00 per share;
     (iii) the assumption of approximately $150,000 in unsecured trade liabilities; and, (iv) a one time cash payment of $40,000. Upon the completion of the purchase transaction, the assets assumed will be contributed to the Company's wholly-owned Australian subsidiary, Geographics Australia Pty. Ltd. The effective date of the transaction is July 1, 1996.

     The Company formed Geographics Australia PTY Limited to complete the acquisition and become the Company's distributor of Geographics products in Australia, replacing Grahams Graphics PTY Limited as the sole Australian distributor.

7. There are various claims, lawsuits, and pending actions against the Company incident to the operations of its business. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or liquidity.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with this offering, and any information or representations not contained herein must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or any offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that information herein is correct at any time subsequent to the date hereof.

                                      TABLE OF CONTENTS
                                            Page
Prospectus Summary.........                  5
Risk Factors...............                  9
Price Range of
  Common Stock.............                 16
Dividend Policy............                 17
Capitalization.............                 18
Use of Proceeds............                 19
Selected Consolidated
 Financial Data...........                  20
Management's Discussion and
  Analysis of Financial
  Conditions and Results
  of Operations............                 22
The Company................                 37
Management.................                 48
Principal Stockholders.....                 59
Sales by Selling Security
  Holders..................                 62
Description of Securities..                 64
Certain Market
  Information..............                 66
Legal Matters..............                 67
Experts....................                 67
Additional Information.....                 67
Financial Statements.......                 F-1


                         Geographics, Inc.

                        2,790,242 SHARES OF
                          COMMON STOCK AND
                      1,395,121 COMMON STOCK
                         PURCHASE WARRANTS




                            PROSPECTUS




                         December 17, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered hereby. The Company is responsible for the payment of all expenses in connection with the Offering.

Registration fee under the Securities
   the Securities Act of 1933.........................     $3,098.64
Blue Sky filing fees and expenses.....................      2,000.00*
Printing and engraving expenses.......................     10,000.00*
Legal fees and expenses...............................     15,000.00*
Accounting fees and expenses..........................     15,000.00*
Miscellaneous         ...............................       2,000.00*

           TOTAL      ................................    $47,098.64*
                                                          ==========
-------------------

*        Estimated

Item 14.          Indemnification of Directors and Executive Officers

         The Company's articles of incorporation contains the broadest form of indemnification for its officers and directors and former officers and directors permitted under Wyoming law except that such indemnification does not apply to
(a) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director or officer finally adjudged to be gross negligence; or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The articles of incorporation further provide that the Company shall advance expenses for such persons pursuant to the terms set forth in the Company's bylaws, or in a separate directors resolution or contract. Additionally, Section 17-16-856 of the Wyoming Business Corporation Act provides that unless the articles of incorporation provide otherwise, a current or former officer of a corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification pursuant to Wyoming corporate law. Additionally, the corporation may indemnify and advance expenses to (i) a current or former officer, employee or agent of a corporation who is not a director to the same extent as to a director, and (ii) a current or former officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that,in the opinion of the Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

The Wyoming Business Corporation Act and the Company's articles of incorporation limit the liability of directors of the Company for damages for conduct as a director except for (a) acts or omissions involving intentional misconduct by the director or knowing violation of law by the director; (b) conduct for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 17-16-833 of the Wyoming Business Corporation Act; (c) any transaction from which the director will receive a benefit in money, property, or services to which the director is not legally entitled; or (d) conduct deemed to be gross negligence. The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission.

The Company's articles of incorporation do provide that if the Wyoming Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such repeal or modification.

Section 17-16-834 of the Wyoming Business Corporation Act further provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director subject to the following: (i) the provision shall not eliminate or limiting the liability of a director (A) for any breach of the director's duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in good faith or which involved intentional misconduct a knowing violation of law, (C) for unlawful distributions, or (D) for any transaction from which the director derived an improper personal benefit; and (ii) the provision shall not eliminate or limit he liability of a director for any act or omission occurring prior to May 22, 1987, if applicable. The Company currently has not adopted this provision of the Wyoming Business Corporation Act.

Item 15.  Recent Sales of Unregistered Securities.

         On June 29, 1993 (the "June 1993 Offering"), the Company completed a private placement of $1,000,000 of 8% convertible debentures maturing December 1, 1998, to nine Canadian residents, none of whom were officers, directors or otherwise related to the Company at the time. All of the investors involved in the private placement of Common Stock were then residents of either Canada or Mexico, were accredited investors and received such securities following review of the transaction by the Toronto Stock Exchange. In addition, each of the investors was provided with information and had access to relevant additional information concerning the Company. Accordingly, the issuance of such securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. In connection with the June 1993 Offering, Richard Thompson, an original participant in the private placement later became a director of the Company in August 1993 (and continued to served as a director to October 1995), and purchased debentures from original holders on June 27, 1995. The principal amount of the debentures are convertible at the option of the holders at the rate of 904 common shares per principal of $1,000. Commencing December 1, 1995 and continuing through December 1, 1998, the debentures are convertible to common shares at a conversion rate of 632 common shares per $1,000 principal amount of debenture. The outstanding balances of the convertible debentures was -0- and $990,000 at March 31, 1996 and March 31, 1995, respectively. Holders of the debentures converted $10,000 principal amount for 9,040 shares and $990,000 principal amount for 894,960 during the fiscal year ended March 31, 1995 and fiscal year ended March 31, 1996.

         On April 18, 1994, the Company completed a private placement of $200,000 of convertible debentures which paid interest at a rate of prime plus 2% and was convertible into common shares of the Company at Cdn$1.25 per share, not to exceed a total of 219,178 shares of Common Stock of the Company. The debentures were purchased at that time by two directors of the Company, one a resident of Mexico and the other a Canadian citizen. All of the investors involved in the private placement of Common Stock were then residents of either Canada or Mexico, were accredited investors, had a previous existing relationship with the Company and received such securities following review of the transaction by the Toronto Stock Exchange. Accordingly, the registration provisions of Section 5 of the Act were not applicable to the transaction. These debentures were converted into Common Stock on September 15, 1995. In addition, each of the investors was provided with information and had access to relevant additional information concerning the Company. Accordingly, the issuance of such securities was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

         On March 23, 1995, officers and directors holding $350,000 of convertible debentures (issued in 1991), converted $287,042 of principal amount into 325,722 shares of Common Stock of the Company. On March 30, 1995, warrants to purchase an aggregate of 325,722 shares of Common Stock at Cdn$1.25 per Share were exercised, for which the Company received gross proceeds of US$287,043. The Company issued 325,722 shares resulting from the warrant exercise. The remaining balance of the debentures payable and cash from the Warrantholders funded the entire amount received by the Company in consideration for the Common Stock issuance. Each of these individuals were accredited investors and had a previous existing relationship with the Company. Accordingly, the issuance of such securities was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

         On September 26, 1995, the Company issued US$996,000 of convertible debentures payable to certain officers and directors of the Company including Ronald S. Deans, the Company's Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer (whose principal amount of debenture equaled $527,881.86, convertible into 145,344 common shares), Fidel Garcia Carrancedo (whose principal amount of debenture equaled $328,680, convertible into 90,497 common shares, Mark G. Deans, a director and Executive Vice President-Marketing of the Company (whose principal amount of debenture equaled $69,718, convertible into 19,196 shares), and R. Scott Deans, a director and Executive Vice President-Operations (whose principal amount of debenture equaled $69,718, convertible into 19,196 shares). The debentures were convertible at the holders option into common shares of the Company at Cdn$4.45 per share, to a maximum 274,233 common shares. On December 22, 1995, these debentures were converted into 273,233 common shares, and are no longer outstanding. Each of these individuals were accredited investors and had a previous existing relationship with the
                                      II-4

Company. Accordingly, the issuance of such securities was exempt from the registration requirements of the Act pursuant to Section
4(2) of the Act.

         On January 23, 1996, the Company completed a private placement of 500,000 common shares with certain officers and directors of the Company including Ronald S. Deans (136,000 shares, of which 43,000 shares were purchased by Mr. Dean's wife, Ann), Fidel Garcia Carrancedo (200,000 shares), Mark G. Deans (65,000 shares), and R. Scott Deans (79,000 shares). Each share was purchased at a price of Cdn.$5.75. Total cash proceeds received by the Company were US$2,117,092 and the net cash proceeds to the Company were US$1,906,100. Each of these individuals were accredited investors and had a previous existing relationship with the Company. According, the issuance of such securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

         In May 1996, the Company issued 65 Units in consideration of $6,500,000 to accredited investors in a private placement undertaken pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act") and a Confidential Private Term Sheet dated April 15, 1996 (the "May 1996 Offering"). Each unit (the "Unit") consisted of 19,512 shares of Common Stock (for an aggregate of 1,268,293 shares of Common Stock) and warrants to purchase 19,512 Shares (for an aggregate of 1,268,293 Shares) on or prior to June 30, 1999 at $4.25 per share (for an aggregate of $5,390,245.25). Each of the investors executed subscription agreements verifying their personal financial resources, their qualifications as accredited investors and knowledge of investments. In addition, each of the investors was provided with information and had access to relevant additional information concerning the Company. Accordingly, the issuance of the aforementioned securities was exempt from the registration requirements of the Act pursuant to the exemptions set forth in Section 4(2) of the Act and Rule 506 under Regulation D of the Act.

         In connection with the May 1996 Offering, the placement agent received a placement fee equal to 5% of the proceeds from this private placement and reimbursement of the Placement Agent's accountable out-of-pocket expenses up to a maximum of $10,000. In addition, the Company issued an aggregate of 6.5 Units (the "Placement Agent Units"), valued at $425,000, to the following entities, as placement agents for the May 1996 Offering (a) Van Kasper & Co., Inc. (1 unit);
(b) Fechtor-Detwiler & Co., Inc. (.3 units); (c) Winslow, Evans & Crocker (.6 units); and (d) Culverwell & Co., Inc. (4.6 units). The terms of the placement agent units correspond with the terms and conditions of the Units described above. The Placement Agent Units represent an aggregate of 253,626 shares of Common Stock and Warrants to purchase an aggregate of 126,828 shares of Common Stock at $4.25 per share (for an aggregate of $539,019). The Placement Agents were each accredited investors, were provided with information and had access to relevant additional information concerning the Company. Accordingly, the issuance of such securities was exempt from the registration requirements of the Act pursuant to Section 506 of Regulation D and Section 4(2) of the Act.

Item 16.  Exhibits.

Exhibit No.    Description of Exhibits

(3)(i) Restated Articles of Incorporation dated October 31, 1990 (incorporated by reference to the Company's Amendment No. 3 to Form 10, filed November 11, 1995 (the "Form 10"))(2).

(3)(ii) Restated Bylaws of the Company (incorporated by reference to the Company's Form 10)(2)

(4) Instruments defining the rights of security holders, including indentures.

(4)(i)            Form of Common Stock Certificate(2).

(4)(ii) Form of resolution authorizing the issuance of convertible debentures of the Company in the aggregate amount of $1,000,000 dated June 29, 1993 (incorporated by reference to the Company's Form 10)(2).

(4)(iii) Subscription Agreements for $1,000,000 Convertible Debentures dated June 23, 1993 (incorporated by reference to Company's Form 10)(2).

(4)(iv) Form of Common Stock Purchase Warrant issued pursuant to the April 15, 1996 Private Offering(2).

(4)(v)            Form of 1996 Stock Option Plan(2)

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered(l)

(10)              Material contracts

(10)(i)           Sale of Lettering Division of E-Z Industries, Inc.
                  to the Company dated July 2, 1993 (incorporated by reference to the Company's Form 10)(2).

(10)(ii) Proposed Acquisition Contract between Geographics, Inc. and Graham's Graphics Pty. Ltd. dated July 3, 1996(2)


(21)              Subsidiaries(2)

(23)(i)           Consent of Moss Adams LLP(1).

(23)(ii)          Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                  (included as part of Exhibit (5)(1)).

(23)(iii)         Consent of KPMG (1)


(27)              Financial Data Schedule (2)




----------------

1.       Filed herewith.

2.       Previously filed.


Item 17.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act, that each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that tie shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Amendment to Form SB-2 on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Blaine, State of Washington, on December 17, 1996.


                                               GEOGRAPHICS, INC.



                                               By:      RONALD S. DEANS
                                                    ___________________________
                                                    Ronald S. Deans,
                                                    Chairman, President, Chief
                                                    Executive Officer and Chief
                                                    Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                 Title                           Date


                                   Chairman of the
                                   Board of Directors
  RONALD S. DEANS                  and President            DECEMBER 17, 1996
-------------------------                                   ----------------
Ronald S. Deans